                                                                     EXHIBIT 4.2

                                   AVNET, INC.

                        OFFICERS' CERTIFICATE PURSUANT TO
                  SECTION 301 OF THE INDENTURE IDENTIFIED BELOW

The undersigned officers of Avnet, Inc. (the "Company"), acting pursuant to
Section 301 of the Indenture dated as of October 1, 2000 (the "Indenture"), between the Company and Bank One Trust Company, N.A., as trustee (the "Trustee"), and pursuant to the authorization contained in resolutions of the Chief Financial Officer of the Company duly adopted on January 31, 2003 (the "Resolutions"), do hereby certify that there was established in the Resolutions a series of the Company's debt securities designated as 9 3/4% Notes due February 15, 2008 (the "Notes"), which are to be issued under the Indenture and which have been registered for sale with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 (Registration No. 333-39530) under the Securities Act of 1933, as amended.

The terms of the Notes, as authorized, adopted and approved by the Chief Financial Officer of the Company pursuant to Section 301 of the Indenture, are set forth in the Resolutions, which are attached hereto as Annex A.

         IN WITNESS WHEREOF the undersigned have executed this Officers' Certificate on behalf of the Company as of this 4th day of February, 2003.

                                                 /s/ Raymond Sadowski
                                                 ---------------------------
                                                 Raymond Sadowski
                                                 Senior Vice President
                                                   and Chief Financial Officer

(CORPORATE SEAL)

                                                 /s/ David R. Birk
                                                 ---------------------------
                                                 David R. Birk
                                                 Senior Vice President,
                                                   General Counsel and Secretary

                                                                        ANNEX A

                                   RESOLUTIONS
                    ADOPTED BY THE CHIEF FINANCIAL OFFICER OF
                                   AVNET, INC.
                               ON JANUARY 31, 2003

WHEREAS, at a meeting of the Board of Directors of Avnet, Inc. (the "Company") held on March 24, 2000, the Board authorized the issuance and sale by the Company, from time to time prior to the date two years after the effective date of the Registration Statement defined below, of up to $500,000,000 in gross proceeds to the Company of various securities (the "Securities"), including unsecured debt securities ("Debt Securities"); and

WHEREAS, at the aforementioned meeting, the Board of Directors granted to the Finance Committee of the Board of Directors (the "Finance Committee") authority to exercise all of the powers and authority of the Board of Directors in connection with issuances and sales of Securities, and authorized the Finance Committee in its sole discretion to delegate to the Chief Financial Officer of the Company the authority to exercise any or all of the Committee's powers and authority; and

WHEREAS, on June 16, 2000, the Company filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3, Registration No. 333-39530 (the "Registration Statement"), to effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to $500,000,000 in gross proceeds to the Company of various securities, including Debt Securities; and

WHEREAS, at a meeting of the Board of Directors of the Company held on September 20, 2000, the Board authorized the issuance of an additional $1,000,000,000 of Securities under the Registration Statement; and

WHEREAS, on September 28, 2000, the Company filed an Amendment No. 1 to the Registration Statement to effect the registration under the Securities Act of up to $1,500,000,000 in gross proceeds to the Company of the Securities; and

WHEREAS, on September 29, 2000, at 9:30 a.m., Eastern time, the Registration Statement became effective under the Securities Act and the Indenture described below relating to the Debt Securities was qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and

WHEREAS, at a meeting of the Board of Directors of the Company held on September 20, 2002, the Board authorized an extension of the period for the offer and sale of the Securities, from September 28, 2002 (the date prior to the date two years after the effective date of the Registration Statement) to August 31, 2003, and in all other respects ratified its resolutions adopted on March 24, 2000 and September 20, 2000; and

WHEREAS, to date the Company has issued $971,463,500 in gross proceeds to the Company of Debt Securities comprised of $325,000,000 aggregate principal amount of Floating Rate Notes

                                   Annex A-1
due 2001, $250,000,000 aggregate principal amount of 8.20% Notes due 2003, and $400,000,000 aggregate principal amount of 8% Notes due 2006; and

WHEREAS, on January 27, 2003, a prospectus dated January 24, 2003 (the "Prospectus"), and a preliminary prospectus supplement dated January 27, 2003 (the "Preliminary Prospectus Supplement"), relating to $250,000,000 aggregate principal amount of Debt Securities to be offered as ___% Notes due 2008 of the Company were filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act and first distributed to potential investors; and

WHEREAS, at a meeting of the Finance Committee held on January 30, 2003, the Chief Financial Officer of the Company was authorized, empowered and directed on behalf of the Company, and to the full extent that the Finance Committee could so act, to establish pricing and all other terms (including to the full extent as set forth in Section 301 of the Indenture evidenced to the Finance Committee) for up to $500,000,000 aggregate principal amount of unsecured senior indebtedness having a term of five years and bearing interest at a rate between 9.5% and 10% per annum; and the Chief Financial Officer, the General Counsel and other proper officers of the Company were authorized, empowered and directed, to the full extent of the power and authority of the Finance Committee, to negotiate, enter into, execute and deliver on behalf of the Company all agreements (including the Pricing Agreement) and other documents necessary to consummate the financing contemplated; and

WHEREAS, on January 31, 2003, the Chief Financial Officer of the Company, pursuant to authority given to him by the Finance Committee, established the terms of $475,000,000 aggregate principal amount of Debt Securities and caused to be executed and delivered on behalf of the Company the Pricing Agreement referred to in paragraph 25B below; and

WHEREAS, on February 3, 2003, a final prospectus supplement dated January 31, 2003 (the "Prospectus Supplement"), relating to $475,000,000 aggregate principal amount of Debt Securities offered as 9 3/4% Notes due 2008 of the Company, was filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act and first distributed to investors;

NOW, THEREFORE, BE IT RESOLVED, that the actions taken by the officers of the Company in preparing, filing and distributing the Prospectus, Preliminary Prospectus Supplement and the Prospectus Supplement are hereby in all respects ratified, confirmed, approved and adopted; and further

RESOLVED, that there is hereby established an issue of one series of Debt Securities of the Company to be designated as hereinafter provided, which Debt Securities shall be issued under the Indenture dated as of October 1, 2000 (the "Indenture") between the Company and Bank One Trust Company, N.A., as Trustee, and shall constitute general, unsecured and unsubordinated obligations of the Company (such Debt Securities being hereinafter referred to collectively as the "Notes"); and further

RESOLVED, that the designation and terms of each series of Notes shall be as set forth below and are adopted pursuant to Section 301 of the Indenture, and such designation and terms shall be deemed to constitute, and are hereby expressly made, a part of the Indenture (all capitalized terms used but not defined below shall have the same meanings as in the Indenture):

                                   Annex A-2

         1. TITLE OF THE SECURITIES: 9 3/4% Notes due February 15, 2008 (the "Notes").

         2. ANY LIMIT UPON THE AGGREGATE PRINCIPAL AMOUNT OF THE NOTES THAT MAY BE AUTHENTICATED AND DELIVERED UNDER THE INDENTURE (EXCEPT FOR NOTES AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, OTHER NOTES PURSUANT TO THE INDENTURE): The Notes will be initially limited to $475,000,000. The Company will have the ability to issue Additional Notes as provided under paragraph 25E below.

         3.       DATE ON WHICH THE PRINCIPAL OF THE NOTES WILL BE PAYABLE:
February 15, 2008.

         4.       A.       THE RATE AT WHICH THE NOTES WILL BEAR INTEREST:
         The Notes will bear interest at a rate of 9 3/4% per annum.

                  B. THE DATE FROM WHICH SUCH INTEREST WILL ACCRUE: Each Note will bear interest from February 5, 2003, or from the most recent Interest Payment Date to which interest on such Note or a predecessor Note has been paid or duly provided for.

                  C. INTEREST PAYMENT DATES: Interest on the Notes will be payable semi-annually on the 15th day of each February and August beginning August 15, 2003.

                  D. REGULAR RECORD DATE FOR THE INTEREST PAYABLE ON THE NOTES ON ANY INTEREST PAYMENT DATE: The date 15 calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day.

                  E. BASIS UPON WHICH INTEREST WILL BE CALCULATED: A 360-day year of twelve 30-day months.

         5. PLACE OR PLACES WHERE, SUBJECT TO THE PROVISIONS OF SECTION 1002 OF THE INDENTURE, THE PRINCIPAL OF AND INTEREST ON THE NOTES SHALL BE PAYABLE, WHERE NOTES MAY BE SURRENDERED FOR REGISTRATION OF TRANSFER OR FOR EXCHANGE, AND WHERE NOTICES AND DEMANDS TO OR UPON THE COMPANY IN RESPECT OF THE NOTES AND THE INDENTURE MAY BE SERVED: At the following office or agency of the
Trustee: Bank One Trust Company, N.A., 55 Water Street, 1st Floor, Jeannette Park Entrance, New York, New York 10041, Attention: Corporate Trust Administration.

         6. PROVISIONS FOR REDEMPTION OF THE NOTES, IN WHOLE OR IN PART, AT THE OPTION OF THE COMPANY: The Notes shall be redeemable at the option of the Company as provided in Section 2.01 of Exhibit A hereto.

         7. PROVISIONS FOR MANDATORY REDEMPTION, REPAYMENT OR PURCHASE OF THE NOTES: The Company shall not be required to make mandatory redemption payments with respect to the Notes. The Notes shall not have the benefit of any sinking fund.

         8. DENOMINATIONS IN WHICH NOTES ARE ISSUABLE: The Notes are initially issuable only in book-entry form in denominations of $1,000 and integral multiples of $1,000.

         9. IF OTHER THAN THE TRUSTEE, THE IDENTITY OF EACH SECURITY REGISTRAR AND/OR PAYING AGENT WITH RESPECT TO THE NOTES: Not applicable.

                                   Annex A-3

         10. IF OTHER THAN THE TOTAL PRINCIPAL AMOUNT THEREOF, THE PORTION OF THE PRINCIPAL AMOUNT OF THE NOTES THAT SHALL BE PAYABLE UPON DECLARATION OF ACCELERATION OF THE MATURITY THEREOF PURSUANT TO SECTION 502 OF THE INDENTURE OR THE METHOD BY WHICH SUCH PORTION SHALL BE DETERMINED: Not applicable.

         11. IF OTHER THAN THE DOLLAR, THE CURRENCY OR CURRENCIES IN WHICH PAYMENT OF THE PRINCIPAL OF OR INTEREST ON THE NOTES SHALL BE MADE OR IN WHICH THE NOTES SHALL BE DENOMINATED: Not applicable.

         12. WHETHER THE AMOUNT OF PAYMENTS OF PRINCIPAL OF OR INTEREST ON THE NOTES MAY BE DETERMINED WITH REFERENCE TO AN INDEX, FORMULA OR OTHER METHOD:
No.

         13. WHETHER THE PRINCIPAL OF OR INTEREST ON THE NOTES IS TO BE PAYABLE, AT THE ELECTION OF THE COMPANY OR A HOLDER THEREOF, IN ONE OR MORE CURRENCIES OTHER THAN THAT IN WHICH THE NOTES ARE DENOMINATED OR STATED TO BE
PAYABLE: No.

         14. PROVISIONS, IF ANY, GRANTING SPECIAL RIGHTS TO THE HOLDERS OF NOTES UPON THE OCCURRENCE OF SUCH EVENTS AS MAY BE SPECIFIED:

         During any period of time that (a) the Notes have the Specified Ratings from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing, the Company and its Subsidiaries shall not be subject to the provisions of Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.07 and 3.09 of Exhibit A hereto (the "Applicable Covenants").

         If one or both of Moody's and S&P withdraws its ratings or downgrades the ratings assigned to the Notes below the Specified Ratings, or a Default or Event of Default occurs and is continuing (any of the foregoing, a "Triggering Event"), then the Company and its Subsidiaries shall thereafter be subject to the Applicable Covenants. If any Triggering Event occurs and subsequently during any period of time (a) the Notes have the Specified Ratings from both Moody's and S&P and (b) no Default or Event of Default has occurred and is continuing, the Company and its Subsidiaries shall not be subject to the Applicable Covenants during such period of time. Compliance with the Applicable Covenants with respect to the Restricted Payments made after the occurrence of a Triggering Event will be calculated in accordance with Section 3.04 as though such covenant had been in effect during the entire period of time from the Issue Date. Actions taken by the Company and its Subsidiaries prior to the date a Triggering Event occurs shall not be subject to the Applicable Covenants with retroactive effect.

         15. ANY DELETIONS FROM, MODIFICATIONS OF OR ADDITIONS TO THE EVENTS OF DEFAULT OR COVENANTS (INCLUDING ANY DELETIONS FROM, MODIFICATIONS OF OR ADDITIONS TO ANY OF THE PROVISIONS OF SECTION 1009) OR OTHER UNDERTAKINGS OF THE COMPANY WITH RESPECT TO THE NOTES: The Indenture shall include the covenants, definitions and Events of Default described in Exhibit A hereto.

         16.      A.       WHETHER THE NOTES ARE TO BE ISSUABLE AS REGISTERED
         SECURITIES, BEARER SECURITIES (WITH OR WITHOUT COUPONS) OR BOTH:
         Registered Securities only.

                  B. WHETHER ANY NOTES ARE TO BE ISSUABLE INITIALLY IN TEMPORARY GLOBAL FORM: No.

                                   Annex A-4

                  C. WHETHER ANY NOTES ARE TO BE ISSUABLE IN PERMANENT GLOBAL FORM WITH OR WITHOUT COUPONS AND, IF SO, WHETHER BENEFICIAL OWNERS OF INTERESTS IN ANY SUCH PERMANENT GLOBAL SECURITY MAY EXCHANGE SUCH INTERESTS FOR NOTES IN CERTIFICATED FORM AND OF LIKE TENOR OF ANY AUTHORIZED FORM AND DENOMINATION AND THE CIRCUMSTANCES UNDER WHICH ANY SUCH EXCHANGES MAY OCCUR, IF OTHER THAN IN THE MANNER PROVIDED IN
         SECTION 305 OF THE INDENTURE:

                  The Notes will be initially issued in the form of one or more fully registered global certificates (the "Global Notes"). The Company shall deposit each Global Note with, or on behalf of, the Depositary as the securities depositary, registered in the name of the Depositary or its nominee, Cede & Co. Unless and until a Global Note is exchanged in whole or in part for Notes in definitive form, such Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, or by such a nominee to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

                  If (1) the Depositary is at any time unwilling or unable to continue as Depositary and the Company does not appoint a successor Depositary within 60 days, or (2) the Company executes and delivers to the Trustee under the Indenture an order to the effect that the Global Notes shall be exchangeable, or (3) an Event of Default under the Indenture has occurred and is continuing, the Global Note or Notes will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000. Such definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. In the event that such a right of exchange should arise, the manner of such exchange shall be as provided in Section 305 of the Indenture.

                  D. DEPOSITARY FOR THE NOTES: The Depository Trust Company (the "Depositary").

         17. THE DATE AS OF WHICH ANY BEARER SECURITIES OF THE SERIES AND ANY TEMPORARY GLOBAL SECURITY REPRESENTING OUTSTANDING SECURITIES OF THE SERIES SHALL BE DATED IF OTHER THAN THE DATE OF ORIGINAL ISSUANCE OF THE FIRST SECURITY OF THE SERIES TO BE ISSUED: Not applicable.

         18.      A.       THE PERSON TO WHOM ANY INTEREST ON ANY REGISTERED
         SECURITY OF THE SERIES SHALL BE PAYABLE, IF OTHER THAN THE PERSON IN WHOSE NAME SUCH SECURITY (OR ONE OR MORE PREDECESSOR SECURITIES) IS REGISTERED AT THE CLOSE OF BUSINESS ON THE REGULAR RECORD DATE FOR SUCH
         INTEREST: Not applicable.

                  B. THE MANNER IN WHICH, OR THE PERSON TO WHOM, ANY INTEREST ON ANY BEARER SECURITY OF THE SERIES SHALL BE PAYABLE, IF OTHERWISE THAN UPON PRESENTATION AND SURRENDER OF THE COUPONS APPERTAINING THERETO AS THEY SEVERALLY MATURE: Not applicable.

                  C. THE EXTENT TO WHICH, OR THE MANNER IN WHICH, ANY INTEREST PAYABLE ON A TEMPORARY GLOBAL SECURITY ON AN INTEREST PAYMENT DATE WILL BE PAID IF OTHER THAN IN THE MANNER PROVIDED IN SECTION 304 OF THE INDENTURE: Not applicable.

                                   Annex A-5

         19. THE APPLICABILITY OF SECTIONS 1402 AND/OR 1403 OF THE INDENTURE TO THE NOTES AND ANY PROVISIONS IN MODIFICATION OF, IN ADDITION TO OR IN LIEU OF ANY OF THE PROVISIONS OF ARTICLE FOURTEEN:

                  The defeasance and discharge provisions of Sections 1402 and 1403 are fully applicable to the Notes. There are no provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen of the Indenture.

         20. WHETHER THE NOTES ARE TO BE ISSUABLE IN DEFINITIVE FORM (WHETHER UPON ORIGINAL ISSUE OR UPON EXCHANGE OF A TEMPORARY NOTE) ONLY UPON RECEIPT OF CERTAIN CERTIFICATES OR OTHER DOCUMENTS OR SATISFACTION OF OTHER
CONDITIONS: See paragraph 16C above.

         21. WHETHER, UNDER WHAT CIRCUMSTANCES AND THE CURRENCY IN WHICH, THE COMPANY WILL PAY ADDITIONAL AMOUNTS AS CONTEMPLATED BY SECTION 1004 ON THE NOTES TO ANY HOLDER WHO IS NOT A UNITED STATES PERSON (INCLUDING ANY MODIFICATION TO THE DEFINITION OF SUCH TERM) IN RESPECT OF ANY TAX, ASSESSMENT OR GOVERNMENTAL CHARGE: No.

         22. THE DESIGNATION OF THE INITIAL EXCHANGE RATE AGENT: Not applicable.

         23. IF THE NOTES ARE TO BE CONVERTIBLE INTO OR EXCHANGEABLE FOR ANY SECURITIES OF ANY PERSON (INCLUDING THE COMPANY), THE TERMS AND CONDITIONS UPON WHICH SUCH SECURITIES WILL BE SO CONVERTIBLE OR EXCHANGEABLE: Not applicable.

         24. WHETHER THE NOTES ARE TO BE SUBORDINATED OR UNSUBORDINATED INDEBTEDNESS OF THE COMPANY:

                  The Notes are to be unsubordinated indebtedness of the Company.

         25. ANY OTHER TERMS OF OR PROVISIONS APPLICABLE TO THE NOTES AND THE SALE THEREOF:

                  A. FORM OF NOTE: The form of Note shall be substantially in the form of Exhibit B attached hereto.

                  B. MANNER OF SALE: The Company has engaged Credit Suisse First Boston LLC and Banc of America Securities LLC as co-lead managers for the purpose of selling the Notes in an underwritten public offering in the United States, all as more fully set forth in the Pricing Agreement and Standard Underwriting Agreement Provisions attached hereto as Exhibit C.

                  C. ISSUE PRICE TO THE PUBLIC OF THE NOTES: 100% of principal amount, plus accrued interest, if any, from February 5, 2003.

                  D. UNDERWRITERS' COMMISSION OR DISCOUNT AS A PERCENTAGE OF THE PRINCIPAL AMOUNT OF NOTES TO BE ISSUED: 2.04% of principal amount.

                  E. ADDITIONAL NOTES: The Company will have the ability to issue additional Notes of the same series from time to time without the consent of the then existing Holders of the Notes (the "Additional Notes"), subject to compliance with the terms of

                                   Annex A-6
         the Indenture applicable to the Notes, including, if then applicable,
         Section 3.03 of Exhibit A hereto. Interest will accrue on the Additional Notes issued pursuant to the Indenture from and including the date of issuance of such Additional Notes. Any such Additional Notes would be issued on the same terms as the Notes and would constitute part of the same series of securities as the Notes and would vote together as one series on all matters with respect to the Notes. All references to Notes herein includes the Additional Notes, except as stated otherwise.

                  F. PROVISIONS, IF ANY, IN WHICH THE TERMS OF THE NOTES DIFFER FROM THE TERMS OF THE INDENTURE: Sections 501, 1101, 801, 802 and 902 of the Indenture, insofar as they relate to the Notes, are superseded by Sections 5.01, 2.01, 4.01, 4.02 and 6.01, respectively, of Exhibit A hereto. Any term defined both in the Indenture and in Exhibit A hereto shall have the meaning ascribed to them in Exhibit A hereto with respect to the Notes. Sections 3.06, 3.08 and 3.10 of Exhibit A hereto shall be included in their entirety in the Indenture with respect to the Notes.

and further

RESOLVED, that the proper officers of the Company are hereby authorized, empowered and directed to execute and deliver an Officers' Certificate pursuant to Section 301 of the Indenture with respect to the Notes, as well as such other agreements, certificates, instruments and documents and to do such other acts as they may from time to time determine are necessary or appropriate in order to effectuate the purposes of any of the foregoing resolutions; and further

RESOLVED, that all acts and things done by any of the officers of the Company prior to the date hereof that are within the authority conferred by any of the foregoing resolutions are hereby ratified, confirmed, approved and adopted.

                                   Annex A-7

                                                                      EXHIBIT A

                                   ARTICLE I
                                  DEFINITIONS

         SECTION 1.01   DEFINITIONS

"Acquired Indebtedness" means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

"Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person, or any business unit or division of such Person, by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

"Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to possess control. Notwithstanding the foregoing, Wholly Owned Subsidiaries of the Company shall not be deemed to be Affiliates.

"Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

"Beneficial Owner"or "beneficial owner"for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

"Board of Directors" means, with respect to any Person, the board of directors (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person) of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

                                  Exhibit A-1

"Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

"Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

"Cash Equivalent" means:

                  (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof),

                  (2) time deposits, eurodollar time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000,

                  (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
         (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above, or

                  (4) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P, or

                  (5) investment funds investing at least 95% of their assets in securities of the types described in clauses (2)-(4) above, or

                  (6) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., and in each case, maturing within one year after the date of acquisition.

"Change of Control" means:

                  (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such

                                  Exhibit A-2
         right is exercisable immediately or only after the passage of time), directly or indirectly, of 40% or more of the Equity Interests of the Company; or

                  (2) during any period of 12 consecutive months, a majority of the members of the Board of Directors of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

"Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

"Comparable Treasury Price" means with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such redemption date, or (ii) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

"Consolidation" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, all in accordance with GAAP; provided, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

"Consolidated Coverage Ratio"of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person during the Reference Period; provided, that for purposes of such calculation:

                  (1) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period,

                  (2) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period,

                                  Exhibit A-3

                  (3) the incurrence of any Indebtedness (including issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) (other than Indebtedness incurred under any revolving credit facility) shall be assumed to have occurred on the first day of the Reference Period,

                  (4) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used, and

                  (5) for any Reference Period that includes the Issue Date, the aggregate amount of Consolidated EBITDA of such Person shall be adjusted to exclude extraordinary cash losses on the early extinguishment of Indebtedness resulting from the application of the proceeds of the offering of the Notes.

"Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of

         (a)      Consolidated income tax expense,

         (b)      Consolidated depreciation and amortization expense,

         (c) non-cash losses or charges related to impairment of goodwill and other intangible assets,

         (d)      Consolidated Fixed Charges,

         (e) all other non-cash charges attributable to the grant, exercise or repurchase of options for or shares of Qualified Capital Stock to or from employees of the Company and its Consolidated Subsidiaries,

         (f) extraordinary non-cash losses and non-recurring non-cash losses;

less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than Wholly Owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary.

                                  Exhibit A-4

"Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

         (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and

         (b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's Wholly Owned Subsidiaries).

For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

"Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

         (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock),

         (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period, and

         (c) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement (other than a Foreign Subsidiary Credit Agreement), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

                                  Exhibit A-5

"Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

"Credit Agreement" means the credit agreement dated October 25, 2001, by and among the Company, certain financial institutions and Bank of America, N.A., as agent, as amended through the Issue Date providing for a revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders (or Affiliates thereof) party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all credit agreements providing for refundings, refinancings and replacements of any Credit Agreement, including any credit agreement:

                  (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

                  (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns,

                  (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by
         Section 3.03, or

                  (4) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

"Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

"Disqualified Capital Stock" means, with respect to any Person:

         (a) Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased including at the option of the holder thereof by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Notes, and

         (b) any Equity Interests of any Subsidiary of such Person other than any common equity with no preferences, privileges, and no redemption or repayment provisions.

                                  Exhibit A-6

Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Company may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company's purchase of the Notes as are required to be purchased pursuant to the provisions of Section 3.01.

"Domestic Subsidiary" means any Subsidiary of the Company other than a Foreign Subsidiary.

"Equity Interests" means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

"Event of Loss" means, with respect to any property or asset, any (a) loss, destruction or damage of such property or asset, or (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Excluded Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence 90 days or more prior to the date any Triggering Event occurs.

"Exempted Affiliate Transaction" means:

         (a) customary employee, director and consultant compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company,

         (b) all Restricted Payments and Permitted Investments that are not prohibited by the terms of the Section 3.04,

         (c) transactions solely between or among the Company and any of its Subsidiaries or solely among Subsidiaries of the Company,

         (d) loans or advances to employees in the ordinary course of business and consistent with the Company's past practices,

         (e) the issuance of any Qualified Capital Stock of the Company, and

         (f) any Affiliate Transaction in existence prior to the date any Triggering Event occurs.

"Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, reduced to the extent such amounts are repaid, refinanced or retired.

                                  Exhibit A-7

"Existing Receivables Securitization Program" means the program providing for transfers of receivables by the Company and its Subsidiaries pursuant to the Receivables Sale Agreement, dated as of June 28, 2001 between the Company, Inc., as originator, and the Company Receivables Corporation, as buyer, and the Amended and Restated Receivables Purchase Agreement dated as of February 6, 2002 among the Company Receivables Corporation, as seller, the Company, Inc., as servicer, the companies defined therein, the financial institutions defined therein, and Bank One NA, as agent, as amended from time to time.

"Foreign Subsidiary" means any Subsidiary of the Company which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia, and (ii) conducts substantially all of its business operations outside the United States of America.

"Foreign Subsidiary Credit Agreement" shall mean any of the credit agreements, commercial paper facilities, overdraft facilities or similar financing arrangements entered into by Foreign Subsidiaries of the Company from time to time, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Foreign Subsidiary Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Foreign Subsidiary Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Foreign Subsidiary Credit Agreement and all refundings, refinancings and replacements of any Foreign Subsidiary Credit Agreement, including any agreement: (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Foreign Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 3.03 or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

"GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

"Guarantor" means each of the Company's present and future Subsidiaries that at the time are guarantors of the Notes in accordance with the provisions hereof.

"Indebtedness"of any Person means, without duplication,

         (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof),

                                  Exhibit A-8

(2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

         (b) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

         (c) all net obligations of such Person under Interest Swap and Hedging Obligations;

         (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or provided credit support for or that is otherwise its legal liability or which are secured by any assets or property of such Person;

         (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

         (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends),

provided, that any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or U.S. Government Obligations (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness, shall not constitute "Indebtedness."

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

The amount of any Indebtedness outstanding as of any date shall be: (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence, and (ii) the principal amount thereof in the case of any other Indebtedness.

                                  Exhibit A-9

"Independent Investment Banker" means Credit Suisse First Boston LLC or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an investment banking firm of national reputation selected by the Company.

"Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

"Investment" by any Person in any other Person means (without duplication):

         (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Equity Interests, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

         (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

         (c) other than guarantees of Indebtedness of the Company to the extent permitted by Section 3.03, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

         (d) the making of any capital contribution by such Person to such other Person; and

         (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary.

The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. the Company or any of its Subsidiaries shall be deemed to have made an Investment in an amount equal to the fair market value of the Company or such Subsidiary's remaining interest in a Person that is or was a Subsidiary if, upon the issuance, sale or other disposition of any portion of the Company's

                                  Exhibit A-10
or the Subsidiary's ownership in the Capital Stock of such Person, such Person ceases to be a Subsidiary. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

"Issue Date" means the date of first issuance of the Notes under this Indenture.

"Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

"Make-Whole Premium" means, with respect to a Note, the sum of the present values of the remaining scheduled payments of interest, principal and premium thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points.

"Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year.

"Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company under the terms of the Notes or the provisions hereof.

"Permitted Indebtedness" means:

         (a) Indebtedness incurred by the Company evidenced by the Notes issued pursuant to the provisions hereof up to the amounts being issued on the original Issue Date less any amounts repaid or retired;

         (b) Refinancing Indebtedness with respect to any Existing Indebtedness, any Excluded Indebtedness or any Indebtedness (including Disqualified Capital Stock), described in clause (a) or incurred pursuant to the Debt Incurrence Ratio test of Section 3.03 or which was refinanced pursuant to this clause (b);

                                  Exhibit A-11

         (c) Indebtedness incurred by the Company and its Subsidiaries solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business and in a manner consistent with the Company's past practices, in amounts and for the purposes customary in the Company's industry;

         (d) Indebtedness incurred by the Company owed to (borrowed from) any Wholly Owned Subsidiary of the Company, and any Subsidiary of the Company may incur Indebtedness owed to (borrowed from) any other Wholly Owned Subsidiary of the Company or the Company; provided, that in the case of Indebtedness of the Company, such obligations shall be unsecured and any event that causes such Wholly Owned Subsidiary no longer to be a Wholly Owned Subsidiary of the Company, (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such issuer of such Indebtedness and any guarantor thereof subject to Section 3.03;

         (e) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided, that such restrictions apply only to such Receivables Subsidiary;

         (f) Indebtedness incurred by a Receivables Subsidiary in a Qualified Receivables Transaction that is without recourse to the Company or to any Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such Person and is not otherwise such Person's legal liability;

         (g) Interest Swap and Hedging Obligations that are incurred by the Company and its Subsidiaries for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates.

"Permitted Investment" means:

         (a)      any Investment in Cash Equivalents;

         (b)      intercompany investments to the extent permitted under clause
(b) of the definition of "Permitted Indebtedness";

         (c) any Investment by the Company in a Person in a Related Business if as a result of such Investment such Person becomes a Wholly Owned Subsidiary or such Person is merged with or into the Company or a Wholly Owned Subsidiary;

         (d) other Investments in any Person or Persons, provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause
(d) that are outstanding (after giving effect to any such

                                  Exhibit A-12

Investments that are returned to the Company, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (d) in such Person, at any time does not in the aggregate exceed $10,000,000 (measured by the value attributed to the Investment at the time made or returned, as applicable);

         (e) any Investment in any Person in exchange for the Company's Qualified Capital Stock or the Net Cash Proceeds of any substantially concurrent sale of the Company's Qualified Capital Stock; and

         (f) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction;

         (g) any Investment by the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction;

         (h) loans or advances to employees (or guarantees of third-party loans to employees) in the ordinary course of business up to $10,000,000 at any time outstanding pursuant to this clause (h);

         (i) stock, obligations or securities received in satisfaction of judgments, foreclosure of Liens or settlement of debts (whether pursuant to a plan of reorganization or similar arrangement);

         (j) any Investment existing on the Issue Date or made pursuant to a legally binding written commitment in existence on the Issue Date;

         (k) Investments in Interest Swap and Hedging Obligations, and other hedging arrangements in the ordinary course of business; and

         (l) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 3.02.

"Permitted Lien" means:

         (a)      Liens existing on the Issue Date;

         (b)      Liens securing the Notes;

         (c) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or is merged with or into the Company or a Subsidiary of the Company or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

                                  Exhibit A-13

         (d) Liens arising from Purchase Money Indebtedness permitted to be incurred pursuant to clause (a) of Section 3.03 provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness;

         (e) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

         (f)      Liens securing Indebtedness incurred under the Credit
Agreement;

         (g) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction and Liens on Equity Interests in such Receivables Subsidiary;

         (h) Liens securing Indebtedness of any Foreign Subsidiary incurred in accordance with the provisions of Section 3.03),

         (i) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to perfect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business, and

         (j) Liens securing Interest Swap and Hedging Obligations entered into in the ordinary course of business.

"Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

"Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

"Public Equity Offering" means an underwritten public offering pursuant to a registration statement filed with the Commission in accordance with the Securities Act of 1933, as amended, of Qualified Capital Stock of the Company.

"Purchase Money Indebtedness" of any Person means any Indebtedness of such Person (Including Capitalized Lease Obligations, installment purchases and Acquired Indebtedness) to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred within 90 days following with such acquisition, construction, installation or improvement and is secured only by the assets so financed.

                                  Exhibit A-14

"Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

"Qualified Exchange" means:

         (a) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock, or Indebtedness of the Company or any Subsidiary with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock (other than to a Subsidiary) or, to the extent used to retire Indebtedness (other than Disqualified Capital Stock) of the Company, Subordinated Refinancing Indebtedness of the Company,

         (b) any issuance of Qualified Capital Stock of the Company in exchange for any Capital Stock or Indebtedness of the Company or any Subsidiary of the Company, or

         (c) any issuance of Subordinated Refinancing Indebtedness of the Company in exchange for Indebtedness (other than Disqualified Capital Stock) of the Company.

"Qualified Receivables Transaction" means any transaction or series of transactions pursuant to the Existing Receivables Securitization Program or any transaction or series of transactions that may be entered into by the Company or any Receivables Subsidiary pursuant to which the Company or any Receivables Subsidiary may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (a) a Receivables Subsidiary (in the case of a transfer or encumbrancing by the Company) and (b) any other Person (solely in the case of a transfer or encumbrancing by a Receivables Subsidiary), solely accounts receivable (whether now existing or arising in the future) of the Company which arose in the ordinary course of business of the Company, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

"Receivables Subsidiary" means (i) the Company Receivables Corporation, a Delaware Corporation, and (ii) any Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary:

         (a) no portion of any Indebtedness or any other obligations (contingent or otherwise) of which, directly or indirectly, contingently or otherwise, (1) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal or premium of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transactions), (2) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, or (3) subjects any property or asset of the Company or any other Subsidiary of the Company to the satisfaction thereof, other than pursuant to representations,

                                  Exhibit A-15
warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction,

         (b) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than those customarily entered into in connection with Qualified Receivables Transactions, and

         (c) with which neither the Company nor any other Subsidiaries of the Company has any obligation, directly or indirectly, contingently or otherwise, to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

"Recourse Indebtedness" means Indebtedness as to which neither the Company nor any of its Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender.

"Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the terms hereof.

"Reference Treasury Dealer" means (i) Credit Suisse First Boston LLC and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company is required to substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

"Reference Treasury Dealer Quotations" means, with respect of each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the each Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

"Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of

                                  Exhibit A-16
any premium paid in connection with such Refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Notes, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

"Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related businesses.

"Related Business Asset" means assets (including in connection with the acquisition of a Wholly Owned Subsidiary in a Related Business, notes, bonds, obligation and securities) that are used or useful in the conduct of a Related Business by the Company or any of its Subsidiaries.

"Restricted Investment" means, in one or a series of related transactions, any Investment, other than other Permitted Investments; provided, that the extension of credit to customers of consistent with industry practice in the ordinary course of business of the Company shall not be a Restricted Investment.

"Restricted Payment" means, with respect to any Person:

         (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person,

         (b) any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person,

         (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, and

                                  Exhibit A-17

         (d) any Restricted Investment by such Person; provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (2) any dividend, distribution or other payment to the Company, or to any of its Subsidiaries, and any Investment in any Subsidiary of the Company by the Company for any of its Subsidiaries.

"S&P" means Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

"Specified Ratings" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

"Stated Maturity," when used with respect to any Note, means, February 15, 2008.

"Subordinated Indebtedness" means Indebtedness of the Company that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto ("contractually") to the Notes in any respect.

"Subordinated Refinancing Indebtedness" means Refinancing Indebtedness of the Company that is Subordinated Indebtedness.

"Subsidiary,"with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person,(2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

"Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

"Unrestricted Subsidiary" means any subsidiary of the Company that does not directly, indirectly or beneficially own any Principal Properties, or any Capital Stock or Subordinated Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that such Subsidiary at the time of such designation (a) has no Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are

                                  Exhibit A-18
no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of Default is existing or will occur as a consequence thereof and, unless the Applicable Covenants are suspended at the time of such designation, (2) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of Section 3.03. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

"U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

"Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

"Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which (other than directors' qualifying Shares or any other holdings required by law) are owned by the Company or one or more Wholly Owned Subsidiaries of the Company or a combination thereof.

                                   ARTICLE II
                                   REDEMPTION

         SECTION 2.01   OPTIONAL REDEMPTION

At any time the Company may, at its option, redeem the Notes for cash, in whole or in part, from time to time at a redemption price equal to the greater of (i) 101% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest to, but not including, the date of redemption, and (ii) the Make-Whole Premium, plus, to the extent not included in the Make-Whole Premium, accrued and unpaid interest to, but not including, the date of redemption.

Any redemption pursuant to this Section 2.01 shall be made pursuant to the provisions of Sections 1102 through 1107 of the Base Indenture.

                                  ARTICLE III
                                   COVENANTS

         SECTION 3.01 REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL.

         (a) In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by

                                  Exhibit A-19
applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 35 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest, if any, to the Change of Control Purchase Date.

         (b) Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

In the event that, pursuant to this Section 3.01, the Company shall be required to commence a Change of Control Offer, the Company shall follow the procedures set forth in this Section 3.01 as follows:

                  (1) the Change of Control Offer shall commence within 10 Business Days following the occurrence of a Change of Control;

                  (2) the Change of Control Offer shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period") or such other period as may be required by applicable law;

                  (3) upon the expiration of the Change of Control Offer Period, the Company promptly shall purchase all of the properly tendered Notes at the Change of Control Purchase Price;

                  (4) if the Change of Control Purchase Date is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date on the corresponding Interest Payment Date;

                  (5) the Company shall provide the Trustee and the Paying Agent with written notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

                  (6) on or before the commencement of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                                  Exhibit A-20

                           (i) that the Change of Control Offer is being made pursuant to this Section 3.01 and that all Notes, or portions thereof, tendered will be accepted for payment;

                           (ii) the Change of Control Purchase Price (including the amount of accrued but unpaid interest) and the Change of Control Purchase Date;

                           (iii) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

                           (iv) that, unless the Company defaults in depositing cash with the Paying Agent in accordance with the penultimate paragraph of this Section 3.01, or such payment is prevented for any reason, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                           (v) that Holders electing to have a Note, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 3.01, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the expiration of the Change of Control Offer;

                           (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, prior to the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Notes purchased;

                           (vii) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

                           (viii) a brief description of the events resulting in such Change of Control.

         (c) On or before the Change of Control Purchase Date, the Company shall: (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount in cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest, if any) of all Notes so tendered; and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company.

         (d) The Paying Agent promptly shall pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest, if any),

                                  Exhibit A-21
and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

         (e) Any Change of Control Offer shall be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.01, the Company's compliance or compliance by any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations under this Section 3.01.

         SECTION 3.02   LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

         (a) The Company shall not and shall not permit any of its Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of one of the Company's Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of the Company's Subsidiaries or Unrestricted Subsidiaries, whether by the Company or one of its Subsidiaries or through the issuance, sale or transfer of Equity Interests by one of the Company's Subsidiaries and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

         (1) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents or Related Business Assets; and

         (2) the Company receives or such Subsidiary receives, as applicable, fair market value for such Asset Sale, such determination to be made in good faith by the Company's Board of Directors.

         Solely for purposes of subclause (1) of this clause (a), total consideration received means the total consideration received for such Asset Sales minus the amount of, (i) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee; provided, that the Company is and the Company's Subsidiaries are fully released from obligations in connection therewith and (ii) property that within 90 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

         (b) Within 360 days following such Asset Sale, the Net Cash Proceeds therefrom are:

                  (1) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in Related Business Assets and property (except in connection with the acquisition of a Wholly Owned Subsidiary in a Related Business, other than notes, bonds, obligations and securities) or make Restricted Investments permitted by Section 3.04 or Permitted Investments other

                                  Exhibit A-22
         than clauses (a), (b), (d) and (e) of the definition thereof, which in the Company's good faith reasonable judgment will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction, or

                  (2) used to retire Indebtedness outstanding under the Credit Agreement or any Foreign Subsidiary Credit Agreement or any Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale and, to permanently reduce (in the case of Indebtedness that is not Purchase Money Indebtedness) the amount of such Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph (b), or (d), as applicable, of Section 3.03 (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), or

                  (3) applied to the optional redemption of the Notes in accordance with the terms hereof and the Company's other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to repurchase such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, except that, in the case of each of the provisions of subclauses (1) and (2) of this clause (b), only proceeds from an Asset Sale of assets or capital stock of a Foreign Subsidiary may be invested in or used to retire Indebtedness of a Foreign Subsidiary. Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

         (c) Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

         (d) The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in subclause (1), (2) or (3) of the preceding clause (b) of this
Section 3.02 shall constitute "Excess Proceeds". Within 30 days after the date that the amount of Excess Proceeds exceeds $15,000,000, which date will not be prior to 390 days subsequent to the Asset Sale that generated such Excess Proceeds, the Company shall apply the Excess Proceeds (the "Asset Sale Offer Amount") to the repurchase of the Notes and such other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest, if any, to the date of payment. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period").

                                  Exhibit A-23

         (e) Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may invest any remaining Net Cash Proceeds as otherwise permitted by this Indenture and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

         (f) Notwithstanding, and without complying with, the provisions of this Section 3.02:

                  (1) the Company may and the Company's Subsidiaries may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate Cash Equivalents;

                  (2) the Company may and the Company's Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Section 4.01 hereof;

                  (3) the Company may and the Company's Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the Company's business or the business of such Subsidiary, as applicable;

                  (4) the Company may and the Company's Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of the Company's Subsidiaries;

                  (5) the Company may and the Company's Subsidiaries may, in the ordinary course of business, convey, sell transfer, assign, or otherwise dispose of assets (or related assets or in related transactions) with a fair market value of less than $10,000,000;

                  (6) the Company may and each of the Company's Subsidiaries may surrender or waive contract rights or settle, release or surrender contract, tort or other litigation claims in the ordinary course of business or grant Liens (and permit foreclosure thereon) not prohibited by this Indenture;

                  (7) the Company may and the Company's Subsidiaries may sell accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction to a Receivable Subsidiary for the fair market value thereof, but in any case including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, and a Receivable Subsidiary may transfer accounts receivable and related assets of the type

                                  Exhibit A-24
         specified in the definition of Qualified Receivables Transaction (or a fractional undivided interest therein) in a Qualified Receivables Transaction;

                  (8) the Company may and the Company's Subsidiaries may make Permitted Investments (excluding clauses (a), (b) and (e) in the definition thereof) and Restricted Investments under Section 3.04 and

                  (9) the Company may and the Company's Subsidiaries may exchange assets held by the Company or such Subsidiaries for assets held by any Person or entity; provided, that (a) the assets received by the Company or such Subsidiaries in any such exchange in the Company's good faith reasonable judgment will immediately constitute, be a part of, or be used in, a Related Business of the Company or such Subsidiaries, (b) the Company has determined that the terms of any exchange are fair and reasonable, (c) any such exchange shall be deemed to be an Asset Sale to the extent that the Company or any of the Company's Subsidiaries receives cash or Cash Equivalents in such exchange, and (d) that, in the case of a transaction exceeding $10,000,000 of consideration to any party thereto, the Company shall have obtained a favorable written opinion by an independent financial advisor of national reputation in the United States as to the fairness from a financial point of view to the Company or such Subsidiaries of the proposed transaction.

         (g) All Net Cash Proceeds from an Event of Loss (other than the proceeds of any business interruption insurance) shall be reinvested or used as otherwise provided above in clauses (a)(1) or (a)(2) of this Section 3.02.

         (h) To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.02, the Company's compliance or the compliance of any of the Company's Subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Company's obligations under this Section 3.02.

If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

         (i) Notice of an Asset Sale Offer shall be sent, on or prior to the commencement of the Asset Sale Offer, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Notes pursuant to the Asset Sale Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of an Asset Sale Offer, shall state:

                  (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 3.02;

                                  Exhibit A-25

                  (2) the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued but unpaid interest), and the date of purchase;

                  (3) that any Note or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

                  (4) that, unless the Company defaults in depositing cash with the Paying Agent (which may not for purposes of this Section 3.02, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) in accordance with the last paragraph of this Section 3.02, any Note, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the payment date in connection with an Asset Sale;

                  (5) that Holders electing to have a Note, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender their Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 3.02, notwithstanding any other provision hereof, be the Company or any Affiliate of the Company) at the address specified in the notice;

                  (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the expiration of the Asset Sale Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of the Notes purchased;

                  (7) that if Indebtedness in an aggregate principal amount in excess of the aggregate principal amount of Notes to be acquired pursuant to the Asset Sale Offer is tendered and not withdrawn, the Company shall purchase such Indebtedness on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) thereof (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                  (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

                  (9) the circumstances and relevant facts regarding such Asset Sale.

On or before the date of purchase, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to clause (i)(7) above), (ii) deposit with the Paying Agent cash sufficient to pay the Asset Sale Offer Price for all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate setting forth the Notes or portions

                                  Exhibit A-26
thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Asset Sale Offer Price for such Notes, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

         SECTION 3.03 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK

         (a) Except as set forth in this Section 3.03, the Company shall not and shall not permit any of its Subsidiaries to, directly or indirectly, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

         (b) Notwithstanding the foregoing if: (1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness and
(2) on the date of such incurrence (the "Incurrence Date"), the Company's Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1.0 (the "Debt Incurrence Ratio"), then the Company may incur such Indebtedness (including Disqualified Capital Stock).

         (c)      In addition, the foregoing limitations of clause (a) of this
Section 3.03 will not prohibit:

                  (1) the Company's incurrence or the incurrence by any Subsidiary of Purchase Money Indebtedness; provided, that (i) the aggregate amount of such Indebtedness incurred and outstanding at any time pursuant to this paragraph (a) (plus any Refinancing Indebtedness issued to retire, defease, refinance, replace or refund such Indebtedness) shall not exceed $50,000,000; and (ii) in each case, such Indebtedness shall not constitute more than 100% of the Company's cost or the cost to such Subsidiary (determined in accordance with GAAP in good faith by the Board of Directors of the Company), as applicable, of the property so purchased, constructed, improved or leased;

                  (2) the Company's incurrence or the incurrence by any of its Subsidiaries of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (2) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $15,000,000 (or the equivalent thereof, at the time of incurrence, in the applicable foreign currencies);

                  (3) the Company's incurrence or the incurrence by any of its Subsidiaries of Indebtedness pursuant to the Credit Agreement in an aggregate amount

                                  Exhibit A-27
         incurred and outstanding at any time pursuant to this paragraph (3) of up to (x) the greater of (i) $429,000,000 and (ii) the sum of (A) 50% of the net book value of the inventory of the Company and its Domestic Subsidiaries and (B) 75% of the net book value of the accounts receivables of the Company and its Domestic Subsidiaries and Canadian Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, minus (y) the amount of any such Indebtedness retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to the first paragraph of Section
         3.02 and

                  (4) the incurrence by Foreign Subsidiaries of Indebtedness pursuant to Foreign Subsidiary Credit Agreements, and, without duplication, any guarantee by the Company of Indebtedness of Foreign Subsidiaries pursuant to Foreign Subsidiary Credit Agreements, in an aggregate principal amount incurred and outstanding at any time pursuant to this paragraph (4) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $ 100,000,000 (or the equivalent thereof, at the time of incurrence, in the applicable foreign currency), minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (b)(2) of Section 3.02 or (ii) assumed by a transferee of an Asset Sale so long as neither the Company nor such Foreign Subsidiary continues to be an obligor under such Indebtedness.

         (d) Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes one of the Company's Subsidiaries (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with the Company or one of the Company's Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated one of the Company's Subsidiaries or is merged with or into or consolidated with the Company or one of the Company's Subsidiaries as applicable.

         (e) Notwithstanding any other provision of this Section 3.03, but only to avoid duplication, a guarantee of the Company's Indebtedness or of the Indebtedness of another Subsidiary incurred in accordance with the terms hereof (other than Indebtedness incurred pursuant to clause (a) and (d) of the definition herein of "Permitted Indebtedness") issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became one of the Company's Subsidiaries will not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence the Company may designate pursuant to which provision of this Section 3.03 such Indebtedness is being incurred and the Company may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this Section 3.03, except as stated otherwise in the foregoing provisions.

                                  Exhibit A-28

         (f) Notwithstanding anything contained herein to the contrary, the Company shalll not incur any Indebtedness that is contractually subordinate to any of the Company's other Indebtedness unless such Indebtedness is at least as contractually subordinate to the Notes.

         SECTION 3.04   LIMITATION ON RESTRICTED PAYMENTS

The Company shall not and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

(1)      a Default or an Event of Default shall have occurred and be continuing;

(2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio; or

(3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of:

(a) 50% of the Company's aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which the Company's consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the SEC (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit); plus

(b) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Qualified Capital Stock (other than (i) to one of the Company's Subsidiaries and (ii) to the extent applied in connection with a Qualified Exchange or a Permitted Investment pursuant to clause (e) of the definition thereof or, to avoid duplication, otherwise given credit for in any provision of paragraph (c) below), after the Issue Date; plus

(c) except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person resulting from cash distributions on or cash repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Company or any Subsidiary or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition.

The foregoing clauses (2) and (3) of the immediately preceding paragraph of this
Section 3.04, however, shall not prohibit:

         (v) Restricted Payments in an aggregate amount not to exceed $5,000,000 pursuant to this clause (v); and

                                  Exhibit A-29

         (w) repurchases of Capital Stock from the Company's employees or directors (or their heirs or estates) or employees or directors (or their heirs or estates) of its Subsidiaries upon the death, disability or termination of employment in an aggregate amount to all employees or directors (or their heirs or estates) not to exceed pursuant to this clause (w) (i) $10,000,000 in any fiscal year or (ii) $30,000,000 in the aggregate on and after the Issue Date, plus, in each case, the Net Cash Proceeds to the Company from the sale of the Company's Qualified Capital Stock to directors, executive officers, members of the management or employees of the Company or any of its Subsidiaries, in the case of (i) in such fiscal year, and in the case of (ii) on and after the Issue Date pursuant to this clause (w);

and the foregoing clause (1), (2) and (3) of the immediately preceding paragraph of this Section 3.04 shall not prohibit:

         (x) any dividend, distribution or other payments by any of the Company's Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

         (y)      a Qualified Exchange; or

         (z) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions.

The full amount of any Restricted Payment made pursuant to the foregoing clauses
(v), (w), (x) and (z) (but not pursuant to clause (y)) of the immediately preceding sentence, however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph of this
Section 3.04.

For purposes of this Section 3.04, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Company's Board of Directors, unless stated otherwise, at the time made or returned, as applicable. Additionally, within 10 days of each Restricted Payment, the Company shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment in excess of $500,000 that is not a Restricted Investment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions hereof pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms hereof.

         SECTION 3.05 LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

                                  Exhibit A-30

The Company shall not and shall not permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or to make or pay loans or advances to or on behalf of, the Company, except:

(1) restrictions imposed by the Notes or this Indenture or by the Company's other Indebtedness ranking pari passu with the Notes; provided, that such restrictions are not materially more restrictive taken as a whole than those imposed by this Indenture and the Notes;

(2)      restrictions imposed by applicable law;

(3)      existing restrictions under Existing Indebtedness or Excluded
Indebtedness;

(4) restrictions under any Acquired Indebtedness not incurred in violation hereof or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

(5) any restriction imposed by Indebtedness incurred under the Credit Agreement pursuant to clause (c)(3) of Section 3.03; provided, that such restriction or requirement is no more restrictive taken as a whole than that imposed by the Credit Agreement as of the Issue Date;

(6) restrictions with respect solely to any of the Company's Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold;

(7) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to clause (a) of Section 3.03; provided, that such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness;

(8) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (1), (3), (4) or (7) or this clause
(8) of this paragraph that are not materially more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced;

(9) restrictions contained in Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided, that such restrictions apply only to such Receivables Subsidiary;

(10) restrictions contained in Indebtedness incurred by a Foreign Subsidiary in accordance with Section 3.03; provided, that such restrictions relate only to one or more Foreign Subsidiaries, and

                                  Exhibit A-31

(11) with respect to any Subsidiary of the Company, contained in the terms of any Indebtedness or any Disqualified Capital Stock or any agreement pursuant to which such Indebtedness or Disqualified Capital Stock was issued if:

         (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement;

         (b) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings, as determined by the Company; and

         (c) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make scheduled principal or interest payments on the Notes as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive.

Notwithstanding the foregoing, (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms hereof may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

         SECTION 3.06   LIMITATION ON LIENS SECURING INDEBTEDNESS

the Company will not and will not permit any of the Company's Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind securing any of the Company's Indebtedness, or any Indebtedness of any of the Company's Subsidiaries, other than Permitted Liens, upon any of the Company or the Company's Subsidiaries' respective assets now owned or acquired on or after the Issue Date, or upon any income or profits therefrom, unless the Company provides, and cause the Company's Subsidiaries to provide, concurrently therewith, that the Notes are equally and ratably so secured; provided, that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be contractually subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes, and provided, further, that this Section 3.06 shall not be applicable to any Liens securing any such Indebtedness which became the Company's Indebtedness pursuant to a transaction subject to the provisions of Section 4.01 or which constitutes Acquired Indebtedness and which in either case were in existence at the time of such transaction (unless such Indebtedness was incurred or such Lien created in connection with or in contemplation of, such transaction), so long as such Liens do not extend to or cover any of the Company's property or assets or any property or assets of any of the Company's Subsidiaries other than property or assets acquired in such transaction.

         SECTION 3.07   LIMITATION ON TRANSACTIONS WITH AFFILIATES

Neither the Company nor any of its Subsidiaries shall on or after the Issue Date enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted

                                  Exhibit A-32

Affiliate Transactions) unless: (1) it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate, and (2) if involving consideration to either party in excess of $3,000,000, such Affiliate Transaction(s) has been approved by a majority of the members of the Company's Board of Directors that are disinterested in such transaction, if there are any directors who are so disinterested, and (3) if involving consideration to either party in excess of $10,000,000, unless, in addition the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an accounting, appraisal or valuation firm of national reputation in the United States.

Within 10 days of any Affiliate Transaction(s) involving consideration to either party of $500,000 or more, the Company shall deliver to the Trustee an Officers' Certificate addressed to the Trustee certifying that such Affiliate Transaction (or Transactions) complied with clause (1), (2), and (3), of this Section 3.07, as applicable.

         SECTION 3.08   LIMITATIONS ON LINES OF BUSINESS

Neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Company's Board of Directors, is a Related Business.

         SECTION 3.09   SUBSIDIARY GUARANTORS; RELEASE

         (a) The Company will cause all present and future Subsidiaries of the Company that guarantee or otherwise become liable for any Indebtedness of the Company to jointly and severally, irrevocably and unconditionally, guarantee all principal, premium, if any, and interest on the Notes on a non-subordinated basis on or prior to the time such Subsidiaries guarantee such Indebtedness. Notwithstanding anything herein or in this Indenture to the contrary, if any Subsidiary of the Company guarantees any of the Company's Indebtedness, or the Company or any Subsidiary of the Company, individually or collectively, pledges more than 66% of the Voting Equity Interests of a Subsidiary to a lender to secure the Company's Indebtedness, other than pursuant to a Permitted Lien, then such Subsidiary must become a Guarantor.

         (b) No Guarantor will consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, (1) subject to the provisions of the following paragraph and the other provisions hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall guarantee, on an unsubordinated basis, all of such Guarantor's obligations under such Guarantor's Guarantee on the terms set forth in this Indenture; and (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. The provisions of the covenant shall not apply to the merger of any Guarantors with and into each other or with or into the Company.

                                  Exhibit A-33

         (c) Upon the sale or disposition (including by merger or stock purchase) of a Guarantor (as an entirety) to an entity which is not and is not required to become a Guarantor, or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the provisions hereof (including, without limitation, the provisions of Section 3.02), such Guarantor will be deemed released from its obligations under its Guarantee of the Notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any of the Company's Indebtedness or any Indebtedness of any other of the Company's Subsidiaries shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any of the Company's Indebtedness or any Indebtedness of any of the Company's Subsidiaries.

         SECTION 3.10   LIMITATION ON STATUS AS INVESTMENT COMPANY

Neither the Company nor any of its Subsidiaries shall become required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

                                   ARTICLE IV
                              SUCCESSOR CORPORATION

         SECTION 4.01   LIMITATION ON MERGER, SALE OR CONSOLIDATION

The Company shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

                  (1)      either (a) the Company is the continuing entity or
         (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Company's obligations in connection with the Notes and this Indenture;

                  (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; and

                  (3) unless the Applicable Covenants are not applicable at the time of such transaction, or unless such transaction is solely the merger of the Company and one of the Company's previously existing Wholly Owned Subsidiaries for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt

                                  Exhibit A-34

         Incurrence Ratio or, if not, the Debt Incurrence Ratio on a pro forma basis is at least equal to the Debt Incurrence Ratio immediately prior thereto.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the Company's properties and assets, shall be deemed to be the transfer of all or substantially all of the Company's properties and assets.

         SECTION 4.02   SUCCESSOR CORPORATION SUBSTITUTED

Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 4.01, the successor entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and (except in the case of a lease or any transfer of all or substantially all of the Company's assets) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor entity had been named therein as the Company, and (except in the case of a lease or any transfer or all or substantially all of the Company's assets) the Company shall be released from the obligations under the Notes and the provisions of this Indenture relating to the Notes except with respect to any obligations that arise from, or are related to, such transaction.

                                   ARTICLE V
                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 5.01   EVENTS OF DEFAULT

"Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the Company's failure to pay any installment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

(2) the Company's failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

(3) the Company's failure or the failure by any of its Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or this Indenture and, except for the provisions under Sections 3.02 and 3.01, and
Article IV, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

                                  Exhibit A-35

(4) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, any of its Significant Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

(5) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any of the foregoing;

(6) a default in the Company's Indebtedness or the Indebtedness of any of its Subsidiaries with an aggregate amount outstanding in excess of $15,000,000
(a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; and

(7) final unsatisfied judgments not covered by insurance aggregating in excess of $15,000,000, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days.

                                   ARTICLE VI
                                    AMENDMENT

         SECTION 6.01   SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities of a series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions hereof with respect to such series, or of modifying in any manner the rights of the Holders of such series and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of a series affected thereby:

         (a) reduce the principal amount of or the interest on any Note, or change the stated maturity of the principal of, or any installment of interest on, the Notes or the other terms of payment thereof,

                                  Exhibit A-36

         (b) reduce the percentage of Notes, the consent of the Holders of which is required to modify or amend the provisions of the Indenture relating to the Notes, or the percentage of Notes, the consent of the Holders of which is required to waive certain past defaults,

         (c) impair the right of any Holder to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption at Avnet's option, on or after the Redemption Date), or after an Asset Sale or Change of Control has occurred reduce the Change of Control Purchase Price or the Asset Sale Offer Price with respect to the corresponding Asset Sale or Change of Control or alter the provisions (including the defined terms used therein) regarding Avnet's right to redeem the Notes as a right, or at Avnet's option in a manner adverse to the Holders, or

         (d) cause the Notes to become contractually subordinate in right of payment to any other Indebtedness.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision hereof which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

                                  Exhibit A-37

                                                                       EXHIBIT B

                                  FORM OF NOTE

                                   AVNET, INC

                              9 3/4% Notes due 2008

[THIS NOTE IS ISSUED IN GLOBAL FORM AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY" OR "DTC") OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO AVNET, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

No. 1    $                                                    CUSIP No.

         AVNET, INC., a corporation duly organized and existing under the laws of the State of New York (herein called the "Company," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to----------or registered assigns the principal sum of-----------------DOLLARS on February 15, 2008, and to pay interest thereon from-----------------or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 in each year, commencing-------------, at the rate of 9 3/4% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day). Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Note will be made at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that at the option of the Company payment of interest may be

---------------------
         1 To be Included only on Global Notes deposited with DTC as Depositary made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

         In the case where any Interest Payment Date or the maturity date of this Note does not fall on a Business Day, payment of interest or principal otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the maturity date of this Note.

         Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                            [signature page follows]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  _____________________

                                                  AVNET, INC.

                                                  By: __________________________
                                                       Name:
                                                       Title

Attest:

_____________________________
Name:
Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

                                                  BANK ONE TRUST COMPANY, N.A.,
                                                  as Trustee

                                                  By: __________________________
                                                       Name:
                                                       Title:

                                (Reverse of Note)

                              9 3/4% Note due 2008

         1. Indenture. This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an indenture, dated as of October 1, 2000, between the Company and Bank One Trust Company, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by an Officers' Certificate dated February 4, 2003 (the "Officers' Certificate" and, together with the indenture dated as of October 1, 2000, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $475,000,000.

         2. Form and Denomination. The Notes of this series are issuable as only Registered Notes, without coupons, in denominations of U.S. $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described below where Notes of this series may be presented for registration of transfer.

         3. Optional Redemption. (a) The Company may, at its option, redeem the Notes for cash, in whole or in part, from time to time, upon not less than 30 nor more than 60 days' notice at a redemption price equal to the greater of
(i) 101% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest to, but not including, the date of redemption, and (ii) the Make-Whole Premium, plus, to the extent not included in the Make-Whole Premium, accrued and unpaid interest to, but not including, the date of redemption.

         (b) Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the redemption date.

         (c) In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         4. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes. The Notes shall not have the benefit of any sinking fund.

         5. Applicability of Certain Covenants. During any period of time that (a) the Notes have the Specified Ratings from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing, the Company and its Subsidiaries shall not be subject to the provisions of Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.07 and 3.09 of the Officers' Certificate (the "Applicable Covenants")." "Specified Ratings" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

         If one or both of Moody's and S&P withdraws its ratings or downgrades the ratings assigned to the Notes below the Specified Ratings or a Default or Event of Default occurs and is continuing (any of the foregoing, a "Triggering Event"), then the Company and its Subsidiaries shall thereafter be subject to the Applicable Covenants. If any Triggering Event occurs and subsequently during any period of time (a) the Notes have the Specified Ratings from both Moody's and S&P and (b) no Default or Event of Default has occurred and is continuing, the Company and its Subsidiaries shall not be subject to the Applicable Covenants during such period of time. Compliance with the Applicable Covenants with respect to the Restricted Payments made after the occurrence of a Triggering Event will be calculated in accordance with Section 3.04 of the Officers' Certificate as though such covenant had been in effect during the entire period of time from the Issue Date. Actions taken by the Company and its Subsidiaries prior to the date a Triggering Event occurs shall not be subject to the Applicable Covenants with retroactive effect.

         6. Offers to Purchase. (See Section 5 of this Note. The offers to purchase are set forth in Sections 3.01 and 3.02 of the Officers' Certificate.)

         (a) Change of Control. If a Change of Control of the Company occurs, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes in integral multiples of $1,000 on a date (the "Change of Control Purchase Date") that is no later than 35 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest to the Change of Control Purchase Date. The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company shall promptly purchase all Notes properly tendered in response to the Change of Control Offer.

         On or before the Change of Control Purchase Date, the Company will: (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the paying agent for the Company (the "Paying Agent") cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) of all Notes so tendered, and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest) and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

         (b) Asset Sale. the Company will not and will not permit any of the Company's Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any property, business or assets, including by merger or consolidation (in the case of one of the Company's Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of the Company's Subsidiaries or Unrestricted Subsidiaries, whether by the Company or one of the Company's Subsidiaries or through the issuance, sale or transfer of Equity Interests by one of the Company's Subsidiaries and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless: (1) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, or Related Business Assets, and (2) the Company determines in good faith that the Company receives or such Subsidiary receives, as applicable, fair market value for such Asset Sale. For purposes of (1) above, total consideration received means the total consideration received for such Asset Sales minus the amount of, (a) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee; provided, that the Company is and the Company's Subsidiaries are fully released from obligations in connection therewith and (b) property that within 90 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

         Within 360 days following such Asset Sale, an amount equal to the Net Cash Proceeds therefrom (the "Asset Sale Amount") are: (a) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in Related Business Assets and property (except in connection with the acquisition of a Wholly Owned Subsidiary in a Related Business, other than notes, bonds, obligations and securities) or make Restricted Investments permitted by Section 3.04 of the Officers' Certificate or Permitted Investments other than clauses (a), (b),(d)and (e) thereof, which in the Company's good faith reasonable judgment will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction, or
(b) used to retire Indebtedness outstanding under the Credit Agreement or any Foreign Subsidiary Credit Agreement or any Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale and, to permanently reduce (in the case of Indebtedness that is not Purchase Money Indebtedness) the amount of such Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph (b), or (d), as applicable, of Section 3.03 of the Officers' Certificate (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), or (c) applied to the optional redemption of the Notes in accordance with the terms of the Indenture and the Company's other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to repurchase such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, except that, in the case of each of the provisions of clauses (a) and (b), only proceeds from an Asset Sale of assets or capital stock of a Foreign Subsidiary may be invested in or used to retire Indebtedness of a Foreign Subsidiary. Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the Indenture.

         The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in (a), (b) or (c) of the preceding paragraph shall constitute Excess Proceeds. Within 30 days after the date that the amount of Excess Proceeds exceeds $15.0 million, which date will not be prior to 390 days subsequent to the Asset Sale that generated such Excess Proceeds, the Company shall apply an amount equal to the Excess Proceeds (the "Asset Sale Offer Amount") to the repurchase of the Notes and such other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest to the date of payment. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest). To the extent that the aggregate amount of Notes and such other Indebtedness ranking on parity with the Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may invest any remaining Net Cash Proceeds as otherwise permitted by the Indenture and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

         7. Defaults and Remedies. (a) The Officers' Certificate provides that each of the following constitutes an Event of Default: (i) the Company's failure to pay any installment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;
(ii) the Company's failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable; (iii) the Company's failure or the failure by any of its Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, except for the provisions under Sections 3.01 and 3.02 and Article IV of the Officers' Certificate, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;
(iv) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, any of its Significant Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days; (v) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any of the foregoing; (vi) a default in the Company's Indebtedness or the Indebtedness of any of its Subsidiaries with an aggregate amount outstanding in excess of $15,000,000 (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; and (vii) final unsatisfied judgments not covered by insurance aggregating in excess of $15,000,000, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days.

         (b) If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         (c) If a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

         8. Amendments and Supplements. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding (with each series voting as a separate class in certain cases specified in the Indenture, or with all series voting as one class, in certain other cases specified in the Indenture), on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notification of such consent or waiver is made upon this Note.

         As set forth in, and subject to the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) and any interest on this Note on or after the respective due dates expressed herein.

         9. Payment of Interest. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and any interest (including additional amounts, as described on the face hereof) on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         10. Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and any interest on such Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         11. Persons Deemed Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         12. Governing Law. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL LAWS AND RULES 327(b).

         13. Defined Terms. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 Assignment Form

To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_______________________

                                      Your Signature:___________________________
                             (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

________________________________________________________________________________

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) in such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE 2

The following exchanges of an interest in this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of an interest in another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                                                         Signature of
                              Amount of                  Amount of           Principal Amount of          Authorized
                             Decrease in                Increase in          this Global Note             Officer of
                         Principal Amount of        Principal Amount of    Following Such Decrease      Trustee or Note
Date of Exchange          this Global Note          this Global Note          (or Increase)               Custodian
----------------          ----------------          ----------------          -------------               ---------

-------------------------------

2  This should be included only if the Note is issued in global form.

                                                                       EXHIBIT C

                                   AVNET, INC.

                                 DEBT SECURITIES
                                PRICING AGREEMENT

                                                                January 31, 2003

CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
WACHOVIA SECURITIES, INC.
ABN AMRO INCORPORATED
SCOTIA CAPITAL INC.
BANC ONE CAPITAL MARKETS, INC.,
     As Representatives of the Several Underwriters
         c/o Credit Suisse First Boston LLC
              Eleven Madison Avenue
                  New York, N.Y.  10010-3629

Ladies and Gentlemen:

         Referring to the debt securities of Avnet, Inc., a New York corporation (the "Company"), covered by the Registration Statement on Form S-3 (No. 333-39530) filed by the Company, on the basis of the representations, warranties and agreements contained in this Agreement and in the Company's Standard Underwriting Agreement Provisions for Debt Securities attached hereto (the "Standard Underwriting Agreement"), and subject to the terms and conditions set forth herein and therein, the underwriters named in Schedule I hereto (the "Underwriters") agree to purchase, severally and not jointly, and the Company agrees to sell to the Underwriters, $475,000,000 aggregate principal amount of 93/4 % Notes due 2008 (the "Notes") in the respective principal amounts set forth opposite the names of the Underwriters on Schedule I hereto.

         The price at which the Notes shall be purchased from the Company by the Underwriters shall be 97.9605% of the principal amount thereof plus accrued interest from February 5, 2003. The Notes will be offered as set forth in the Prospectus Supplement relating thereto. The Notes will have the following terms:

Title:                     9 3/4% Notes due 2008.

Interest Rate              The Notes will bear interest from February 5, 2003 at
                           9 3/4% per annum.

Interest Payment Dates:    Interest on the Notes is payable semi-annually on
                           February 15 and August 15 of each year commencing on August 15, 2003.

Maturity:                  The Notes will mature on February 15, 2008.

Other Provisions:          as set forth in the Prospectus Supplement relating to
                           the Notes.

Closing: 9:30 a.m. on February 5, 2003, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, in same day funds.

                      Address of Representatives of the Underwriters:
                           c/o Credit Suisse First Boston LLC
                           Eleven Madison Avenue
                           New York, N.Y. 10010-3629

         The provisions contained in the Standard Underwriting Agreement Provisions, a copy of which is attached hereto, are incorporated herein by reference.

         A global certificate representing all of the Notes will be made available for inspection at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at least one business day prior to the Closing Date.

         This Pricing Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

                            [Signature page follows]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                             Very truly yours,

                                             AVNET, INC.

                                             By /s/ Raymond Sadowski
                                                --------------------------------
                                                     Raymond Sadowski
                                                     Senior Vice President and
                                                       Chief Financial Officer

The foregoing Pricing Agreement
is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
WACHOVIA SECURITIES, INC.
ABN AMRO INCORPORATED
SCOTIA CAPITAL INC.
BANC ONE CAPITAL MARKETS, INC.,
         Acting on behalf of themselves and as
         Representatives of the several Underwriters

By:      CREDIT SUISSE FIRST BOSTON LLC

         By:       /s/ Thomas Davidov
                  --------------------------------
                  Name: Thomas Davidov
                  Title:  Director

By:      BANC OF AMERICA SECURITIES LLC

         By:       /s/ Douglas W. McCurdy
                  ---------------------------------
                  Name:  Douglas W. McCurdy
                  Title:  Vice President

                                                                      Schedule I

                                                                           Principal
         Underwriter                                                    Amount of Notes
         -----------                                                    ---------------
CREDIT SUISSE FIRST BOSTON LLC................................         $ 176,363,000.00
BANC OF AMERICA SECURITIES LLC................................         $ 176,363,000.00
WACHOVIA SECURITIES, INC......................................         $  40,758,000.00
ABN AMRO INCORPORATED.........................................         $  32,606,000.00
SCOTIA CAPITAL INC............................................         $  32,606,000.00
BANC ONE CAPITAL MARKETS, INC.................................         $  16,304,000.00
                                                                       ----------------
       TOTAL..................................................         $ 475,000,000.00

                                                                January 31, 2003

                                   AVNET, INC.
                                 DEBT SECURITIES

                   STANDARD UNDERWRITING AGREEMENT PROVISIONS

         1. Introductory. Avnet, Inc., a New York corporation (the "Company"), proposes to issue and sell from time to time certain of its senior or subordinated debt securities, warrants to purchase such debt securities (senior or subordinated debt securities and warrants to purchase such debt securities are referred to herein as "Securities") or units consisting of one or more Securities registered under the registration statement referred to in
Section 3(a). The Securities will be issued under an indenture, dated as of October 1, 2000 (such indenture as amended or supplemented is herein referred to as the "Indenture"), between the Company and Bank One Trust Company, N.A., as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, conversion provisions, selling prices and other terms, with all such terms for any particular series of the Securities being determined at the time of sale. Particular series of the Securities will be sold pursuant to a Pricing Agreement referred to in Section 2, for resale in accordance with terms of offering determined at the time of sale.

         The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Pricing Agreement referred to in Section 2 are hereinafter referred to as the "Representatives"; provided, however, that if the Pricing Agreement does not specify any representative of the Underwriters, the term "Representatives," as used herein (other than in the second sentence of Section 2), shall mean the Underwriters.

         2. Purchase and Offering of Securities. The obligation of the Underwriters to purchase any Securities will be evidenced by an exchange of written communications ("Pricing Agreement") at the time the Company determines to sell Securities. The Pricing Agreement will incorporate by reference these Standard Underwriting Agreement Provisions (these "Provisions"), except as otherwise provided therein, and will specify (1) the firm or firms which will be Underwriters, (2) the names of any Representatives, (3) the principal amount of Securities to be purchased by each Underwriter and the purchase price to be paid by the Underwriters, (4) the terms of the Securities not already specified in the Indenture, (5) the time and date on which delivery of the Securities will be made to the Representatives for the accounts of the several Underwriters (such time and date, or such other time and date not later than seven full business days thereafter as the Representatives and the Company agree to as to time and date for payment and delivery, being herein and in the Pricing Agreement referred to as the "Closing Date") and (6) the place of delivery and payment.

         The obligations of the Underwriters to purchase the Securities will be several and not joint. The Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Representatives may request.

         The Underwriters, through the representatives, will pay to the Company the purchase price for the Securities, less the commission of the Underwriters, on the Closing Date, by wire transfer of same-day funds to an account to be specified by the Company not less than two full business days in advance of the Closing Date.

         Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date.

         3. Representations and Warranties of the Company: The Company represents and warrants to each of the Underwriters as of the date of execution of any Pricing Agreement (the "Representation Date") and as of any Closing Date that:

         (a) the Company is permitted to use Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (Registration No. 333-39530), which has become effective, for the registration under the Act of various securities of the Company, including the Securities. Such registration statement, as amended at the Representation Date, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. Such registration statement, including the exhibits thereto, as amended at the Representation Date, is hereinafter called the "Registration Statement," and the prospectus included in the Registration Statement, as supplemented to reflect the terms of any series of the Securities and the plan of distribution thereof, in the form furnished to the Underwriters for use in connection with the offering of the Securities, is hereinafter called the "Prospectus." Any reference herein to the Registration Statement or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Representation Date or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to include the filing of any document under the Exchange Act after the Representation Date or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference;

         (b) (i) the Registration Statement, the Prospectus and the Indenture comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Exchange Act and the respective rules thereunder, and (ii) neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the

         Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus;

         (c) all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and free of statutory and contractual preemptive rights; the Company and each of its Material Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority to own their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus; the Company has full power and authority to execute and deliver the Pricing Agreement (including these Provisions) and the Indenture and to issue and sell the Securities as herein contemplated ("Subsidiary" meaning any subsidiary of the Company, and "Material Subsidiary" meaning a Subsidiary which would be a "significant subsidiary" as that term is defined in Item 1-02(w) of Regulation S-X promulgated under the Act, if "2 percent" were substituted in each place in which "10 percent" appears in such definition, and "Non-Material Subsidiary" meaning a Subsidiary which is not a Material Subsidiary);

         (d) the Company and each of its Subsidiaries are duly qualified or licensed by, and are in good standing in, each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the operations, business, prospects or financial condition of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"), and with respect to the Company, the jurisdictions listed on Schedule A hereto constitute a complete list of such jurisdictions; and the Company and each of its Subsidiaries are in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to so comply with such laws, orders, rules, regulations and directives, whether individually or in the aggregate, could not be expected to have a Material Adverse Effect;

         (e) neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under),
         (i) its respective charter or by-laws or (ii) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, except for, in the case of clause (i) above, breaches and defaults of Non-Material Subsidiaries which, individually or in the aggregate, could not be expected to have a Material Adverse Effect, and except for, in the case of clause (ii) above, breaches and defaults which, individually or in the aggregate, could not be expected to have a Material Adverse Effect, and the execution, delivery and performance of the Pricing Agreement (including these Provisions) and the Indenture, and the issuance of the Securities and any Underlying

         Securities (as hereinafter defined) and consummation of the transactions contemplated hereby and thereby, will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any provision of (x) the charter or by-laws of the Company or any of its Subsidiaries or (y) any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (z) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order specifically binding on the Company or any of its Subsidiaries, except for, in the case of clause (x) above, conflicts, breaches and defaults of Non-Material Subsidiaries which, individually or in the aggregate, could not be expected to have a Material Adverse Effect, and except for, in the case of clauses (y) and (z) above, conflicts, breaches and defaults which, individually or in the aggregate, could not be expected to have a Material Adverse Effect or materially adversely affect the ability of the Company to execute, deliver and perform the Pricing Agreement (including these Provisions);

         (f) the Indenture has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

         (g) the Securities have been duly authorized by the Company and when executed and delivered by the Company will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

         (h) If the Securities being sold pursuant to the applicable Pricing Agreement are convertible into or exchangeable or exercisable for any equity securities ("Underlying Equity Securities"), such Underlying Equity Securities have been, or as of the date of such Pricing Agreement will have been, duly authorized, reserved for issuance and will, when issued upon the conversion of Securities into, or the exchange or exercise of Securities for, such Underlying Equity Securities, be duly issued, fully paid and non-assessable, will not be subject to any preemptive rights of any security holder of the Company and no holder thereof will be subject to personal liability by reason of being such a holder. If the Securities being sold pursuant to the applicable Pricing Agreement are convertible into or exchangeable or exercisable for any debt securities ("Underlying Debt Securities" and together with Underlying Equity Securities, "Underlying Securities"), such Underlying Debt Securities have been, or as of the date of such Pricing Agreement will have been, duly authorized for issuance upon the conversion of Securities into, or the exchange or exercise of Securities for, such Underlying Debt Securities. Such Underlying Debt Securities, when issued and authenticated in the manner provided for in the applicable indenture and delivered in accordance with the terms thereof, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors rights generally or by general equitable principles. Any indenture under which Underlying Debt Securities will be issued has been, or prior to the date of the applicable Pricing Agreement will have been, duly authorized, executed and delivered by the Company and constitutes or will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors rights generally or by general equitable principles.

         (i) the Pricing Agreement has been duly authorized, executed and delivered by the Company;

         (j) the Securities, any Underlying Securities and the Indenture conform in all material respects to the description thereof contained in the Registration Statement and Prospectus;

         (k) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Securities and any Underlying Securities as contemplated hereby other than registration of the Securities and any Underlying Securities under the Act, qualification of the Indenture under the Trust Indenture Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities and any Underlying Securities are being offered by the Underwriters;

         (l) the accountants whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus are (or, in the case of Arthur Andersen LLP, were at the time of their engagement by the Company and its Subsidiaries) independent public accountants as required by the Act and the applicable published rules and regulations thereunder;

         (m) each of the Company and its Subsidiaries (i) has all necessary licenses, authorizations, consents and approvals, (ii) has made all filings required under any federal, state, local or foreign law, regulation or rule, and (iii) has obtained all necessary authorizations, consents and approvals from other persons, except where the failure to have, make or obtain such licenses, authorizations, consents, approvals and filings, individually or in the aggregate, could not be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which violation or default, singly or in the aggregate, would have a Material

         Adverse Effect;

         (n) all legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

         (o) there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, singly or in the aggregate, have a reasonable likelihood of resulting in judgments, decrees or orders having a Material Adverse Effect;

         (p) the audited financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved;

         (q) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any material and unfavorable change, financial or otherwise, in the business, properties, prospects, regulatory environment, results of operations or condition (financial or otherwise), present or prospective, of the Company and its Subsidiaries taken as a whole, (B) any transaction, which is material and unfavorable to the Company and its Subsidiaries taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries or (C) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its Subsidiaries which is material and unfavorable to the Company and its Subsidiaries taken as a whole;

         (r) no Subsidiary is a "significant subsidiary" as that term is defined in Item 1-02(w) of Regulation S-X promulgated under the Act,

         (s) the Company and each of the Subsidiaries have filed all material federal and state income and franchise tax returns (or obtained extensions with respect to the filing of such returns) and have paid all taxes shown thereon as currently due, and the Company has no knowledge of any material tax deficiency which has been or might be asserted against the Company or any of the Subsidiaries; all material tax liabilities are adequately provided for on the books of the Company and each of the Subsidiaries;

         (t) the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate material patents, patent rights, licenses, trademarks, inventions, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures, whether patented or unpatented) (collectively, "intellectual property") necessary to conduct the business now or proposed to be operated by them as described in the Registration Statement and in the Prospectus, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property which, if such assertion of infringement or conflict were sustained, would result, singly or in the aggregate, in any Material Adverse Effect;

         (u) neither the Company nor any agent acting on its behalf has taken or will take any action that might cause the Pricing Agreement or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date;

         (v) except as would not, singularly or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries or otherwise require disclosure in the Registration Statement, or except as described in the Registration Statement and the Prospectus, (i) none of the Company or any of its Subsidiaries has been or is in violation of any federal, state or local laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products, or radon or mold, fungi or other substances that may have an adverse effect on human health ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with, or lack of, any permits or other environmental authorizations; (ii) there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to any such violation in the future; (iii) none of the Company or any of its Subsidiaries has received any written or, to the best of the Company's knowledge, oral communication, whether from a governmental authority or otherwise, alleging any such violation; (iv) there is no pending or (to the best of the Company's knowledge) threatened claim, action, investigation or written or, to the best of the Company's knowledge, oral notice by any person or entity alleging potential liability of the Company or any of its Subsidiaries (or (to the best of the Company's knowledge) against any person or entity for whose acts or omissions the Company or any of its Subsidiaries is or may reasonably be expected to be liable, either contractually or by operation of law) for investigatory, cleanup, or other response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (A) the presence, or release into the environment, of any Materials of Environmental Concern at any location, or (B) circumstances forming the basis of any violation or potential violation, of any Environmental Law (collectively, "Environmental Claims"); and (v) there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of any Environmental Claim;

         (w) the Company is not an "investment company" or an affiliated person of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder; and

         (x) to the best knowledge of the Company, no labor problem exists with employees of the Company or any of its Subsidiaries or is imminent that could have a Material Adverse Effect.

         4.       Certain Covenants of the Company:  The Company hereby agrees:

                  (a) to furnish such information as may be reasonably required by and otherwise to cooperate with, the Representatives in qualifying the Securities for offering and sale under the securities or blue sky laws of such states as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Securities; provided that the Company shall not be required to qualify as a foreign corporation or a dealer or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Securities) or to take any action which would or could subject the Company to taxation in any state where it is not now so subject; and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (b) to make available to the Representatives in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act;

                  (c) that the Company will use its best efforts to cause any amendment of the Registration Statement to become effective promptly. The Company will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus relating to any series of the Securities to which the Underwriters of such series shall object in writing after a reasonable opportunity to review the same. Subject to the foregoing sentence, the Company will cause each Prospectus supplement relating to the Securities to be filed with the Commission pursuant to the applicable paragraph of Rule 424 within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters of any series of Securities (A) when any Prospectus supplement relating to such series shall have been filed with the Commission pursuant to Rule 424, (B) when, prior to termination of the offering of such series, any amendment to the Registration Statement shall have been filed with the Commission or become effective, (C) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (D) of the receipt by the Company of any notification of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of any Prospectus or Prospectus supplement or, if the Company has knowledge, of the institution or threat of any proceeding for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or, if the Company has knowledge, of the initiation or threat of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order suspending or preventing any such use and, if issued, to obtain as soon as possible the withdrawal thereof;

                  (d) to furnish to the Representatives and, upon request, to each of the other Underwriters for a period of three years from the date of each Pricing Agreement (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, and (ii) such other information as the Representatives may reasonably request regarding the Company or its Subsidiaries;

                  (e) to advise the Underwriters of a series of Securities promptly of the happening of any event known to the Company within the time during which a prospectus relating to such series is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, subject to Section 4(c) during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Representatives a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                  (f) that, as soon as practicable after the date of each Pricing Agreement, the Company will make generally available to its Security holders an earnings statement that satisfies the provisions of
         Section 11(a) of the Act and Rule 158 under the Act;

                  (g) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                  (h) if the Securities being sold pursuant to the applicable Pricing Agreement are convertible into or exchangeable or exercisable for Underlying Securities, to take all actions contemplated by Section 3(h) hereof and, if such Underlying Securities are Underlying Equity Securities, to reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Underlying Equity Securities for the purpose of enabling the Company to satisfy any obligation to issue such Underlying Equity Securities upon any such conversion, exchange or exercise;

                  (i) to pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Securities, (iii) the printing of the Pricing Agreement (including these Provisions), an Agreement Among Underwriters, any dealer agreements, any Powers of Attorney, the Indenture and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Securities on any securities exchange and any registration thereof under the Exchange Act, (vi) any fees payable to investment rating agencies with respect to the Securities, (vii) any filing for review of the public offering of the Securities by the National Association of Securities Dealers, Inc. (the "NASD"), and (viii) the performance of the Company's other obligations hereunder; and

                  (j) that the Company will not, without the consent of the Representatives, offer or sell, or publicly announce its intention to offer or sell, (i) any debt securities pursuant to a public offering or
         (ii) any unsecured debt securities pursuant to a private placement which contemplates the purchasers of such debt securities receiving customary registration rights, in each case during the period beginning on the date of the Pricing Agreement and ending the 90th day following the date of the Pricing Agreement. The Company has not taken, and will not take, directly or indirectly, any action which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

         5. Reimbursement of Underwriters' Expenses: If the Securities of a series to which the attached Pricing Agreement relates are not delivered for any reason other than (a) a termination of the obligations of the several Underwriters in accordance with clause (a)(iii), (a)(iv)(B) or (a)(v) of Section 9 hereof, or (b) a default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

         6. Conditions of Underwriters' Obligations: The several obligations of the Underwriters to purchase and pay for the Securities are subject to the accuracy of the representations and warranties on the part of the Company herein on the Representation Date and at the Closing Date (including those contained in the Pricing Agreement), to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following conditions:

         (a) The Company shall furnish to the Representatives at the Closing Date an opinion of Carter Ledyard & Milburn LLP, counsel for the Company, or other counsel to the Company reasonably acceptable to the Representatives, addressed to the Underwriters and dated the Closing Date and in form satisfactory to counsel for the Underwriters, stating that:

                           (i) the Pricing Agreement (which incorporates by reference all of these Provisions) has been duly authorized, executed and delivered by the Company;

                           (ii) the Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except insofar as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

                           (iii) the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters, will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except insofar as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by general principles of equity;

                           (iv) if any Securities are convertible into, or exchangeable or exercisable for, Underlying Equity Securities, the Underlying Equity Securities are duly and validly authorized, have been duly reserved for issuance upon conversion, exchange or exercise of the related Securities and when duly issued upon such conversion, exchange or exercise will be duly and validly issued, fully paid and non-assessable;

                           (v) the Securities, any Underlying Securities and the Indenture conform in all material respects to the summary descriptions thereof contained in the Registration Statement and Prospectus;

                           (vi)     the Registration Statement and the
                  Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

                           (vii) the Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act;

                           (viii) the Prospectus has been filed within the time periods required by Rule 424(b) under the Act;

                           (ix) the execution, delivery and performance of the Pricing Agreement and the Indenture, the issuance of the Securities by the Company and the consummation by the Company of the transactions contemplated by the Pricing Agreement do not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a default under) (A) the Indenture, dated as of February 1, 1994, between the Company and The First National Bank of Chicago, as Trustee, and the Officers' Certificates establishing the terms of the Company's 6.45% Notes due 2003, 8.20% Notes due 2003, 6 7/8%
                  Notes due 2004, 7 7/8% Notes due 2005 and 8.00% Notes due 2006, (B) the Credit Agreement (Multi-Year) (the "Credit Agreement"), dated as of October 25, 2001, among the Company and Certain Other Borrowers as the Borrowers, Bank of America, N.A., as Administrative Agent, Documentation Agent, Letter of Credit Issuer and Swing Line Lender, Credit Suisse First Boston, First Union National Bank, The Bank of Nova Scotia, and ABN AMRO Bank N.V., as Joint Syndication Agents, the other Lenders party thereto and Banc of America Securities LLC, and Credit Suisse First Boston as Joint Lead Arrangers and Joint Book Managers (as amended through the Closing Date), (C) the Receivables Sale Agreement, dated as of June 28, 2001 between the Company, as Originator and Avnet Receivables Corporation as Buyer (as amended through the Closing Date), and (D) the Amended and Restated Receivables Purchase Agreement dated as of February 6, 2002 among Avnet Receivables Corporation, as Seller, the Company, as Servicer, the Companies, as defined therein, the Financial Institutions, as defined therein, and Bank One, NA (Main Office Chicago) as Agent (as amended through the Closing Date);

                           (x) no approval, authorization, consent or order of or filing with any United States Federal or New York State governmental or regulatory commission, board, body, authority or agency is required in connection with the issue or sale of the Securities by the Company as contemplated hereby, other than registration of the Securities under the Act and qualification of the Indenture under the Trust Indenture

                  Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters);

                           (xi) the Indenture has been duly qualified under the Trust Indenture Act.

                  In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel (i) has not independently verified, is not passing upon and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraph (v) above), and (ii) does not assume responsibility for the accuracy, completeness or fairness of, and has not independently verified the adequacy of the methods or mechanics of the compilation or derivation of, the statistical data contained in the Registration Statement or Prospectus, no facts have come to the attention of such counsel, in the course of such participation, that cause it to believe that the Registration Statement, or any post-effective amendment thereto, as of the date it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto, at the date of such Prospectus or such supplement and at all times up to and including the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or Prospectus or with respect to the Trustee's Statement of Eligibility on Form T-1).

                  In rendering such opinion, counsel may state that such opinion is limited to United States Federal and New York law.

         (b) The Company shall furnish to the Representatives at the Closing Date an opinion of David R. Birk, Senior Vice President and General Counsel for the Company, or such other counsel to the Company reasonably acceptable to the Representatives, addressed to the Underwriters and dated the Closing Date and in form satisfactory to counsel for the Underwriters, stating that:

                           (i) the Company is a corporation validly existing and in good standing under the laws of the State of New York, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to issue, sell and deliver the Securities as herein contemplated;

                           (ii) the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and free of statutory and contractual preemptive rights;

                           (iii) each of the Subsidiaries organized in the United States of America is a corporation validly existing and in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business, except where the failure to be validly existing, to be in good standing, and to have such power and authority could not, individually or in the aggregate, have a Material Adverse Effect (in rendering this opinion with respect to jurisdictions other than the State of New York, such counsel may state that he is relying exclusively on certificates and other documents of public officials of such jurisdictions);

                           (iv) the Company is duly qualified to transact business as a foreign corporation in Arizona, California, Massachusetts, North Carolina and Texas (in rendering this opinion, such counsel may state that he is relying exclusively on certificates and other documents of public officials of such jurisdictions);

                           (v) to the best of such counsel's knowledge, neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) its charter or by-laws, (ii) any "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K promulgated under the Exchange Act) to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, (iii) any United States Federal or New York State law, regulation or rule, or (iv) any decree, judgment or order applicable to the Company or any of its Subsidiaries;

                           (vi) the execution, delivery and performance of the Pricing Agreement and the Indenture, the issuance of the Securities and any Underlying Securities by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), any provision of (x) the charter or by-laws of the Company or any of its Subsidiaries or (y) any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (z) any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except for, in the case of clause (x) above, conflicts, breaches and defaults of Non-Material Subsidiaries which, individually or in the aggregate, could not be expected to have a Material Adverse Effect, and except for, in the case of clauses (y) and (z) above, conflicts, breaches and defaults which, individually or in the aggregate, could not be expected to have a Material Adverse Effect;

                           (vii) to the best of such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

                           (viii) to the best of such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described;

                           (ix) the documents incorporated by reference in the Registration Statement and Prospectus, when they were filed (or, if an amendment with respect to any such document was filed when such amendment was filed), complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need express no opinion);

                           (x) In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel has not independently verified, is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, no facts have come to the attention of such counsel, in the course of such participation, that cause it to believe that the Registration Statement, or any post-effective amendment thereto, as of the date it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto, at the date of such Prospectus or such supplement and at all times up to and including the date of this opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or Prospectus or with respect to the Trustee's Statement of Eligibility on Form T-1).

         (c) The Representatives shall have received from the Company's independent public accountants letters dated, respectively, as of the Representation Date and the Closing Date, and addressed to the Underwriters in form and substance reasonably satisfactory to the Representatives.

         (d) The Representatives shall have received at the Closing Date the favorable opinion of counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

         (e) Prior to the Closing Date (i) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         (f) Between the Representation Date and the Closing Date, there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as one enterprise, whether or not arising in the ordinary course of business, which, in the judgment of a majority in interest of the Underwriters, including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

         (g) The Company will, at the Closing Date, deliver to the Representatives a certificate of two of its executive officers to the effect that the representations and warranties of the Company set forth in Section 3 of this Agreement and the conditions set forth in subsections (e) and subsection (f) of this Section 6 have been met and are true and correct as of such date and to the effect that the statistical information included in the Prospectus is true and correct in all material respects as of the date of the Prospectus.

         (h) The Representatives shall have received from the Company's Chief Financial Officer a letter dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, with respect to financial information included in the Prospectus and the Registration Statement.

         (i) Subsequent to the execution of the Pricing Agreement, there shall not have occurred (i) any major disruption of settlements of securities or clearance services in the United States, or (ii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

         (j) The Company shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Closing Date as the Representatives may reasonably request.

         (k) The Company shall perform such of its obligations under these Provisions and the Pricing Agreement as are to be performed by the terms hereof and thereof at or before the Closing Date.

         (l) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

         (m) At the Closing Date, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

7.       Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

                           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) under the Act (the "Rule 430A Information") or Rule 434 under the Act (the "Rule 434 Information"), if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

         provided, however, that the indemnity provided in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) (the "Furnished Information"); and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity provided in this Section 7(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Securities concerned to the extent that (i) any such loss, claim, damage, liability or expense of such Underwriter and its affiliates results from the fact that a copy of the final Prospectus (excluding documents incorporated by reference) was not sent or given to such person at or prior to the written confirmation of sale of such Securities as required by the Act, and (ii) the untrue statement or omission has been corrected in the final Prospectus; and provided, further, that the indemnity provided in this Section 7(a) shall be limited, to the extent it applies to fees and disbursements of counsel, to reasonable amounts of such fees and disbursements.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this
         Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Furnished Information, which the Underwriters agree to identify by letter to the Company dated each Closing Date.

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

8.       Contribution.

                  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to the applicable Pricing Agreement, or (ii) if the allocation provided by clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to the applicable Pricing Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the term sheet, bear to the aggregate initial public offering price of such Securities as set forth on such cover.

                  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number or aggregate principal amount, as the case may be, of Securities set forth opposite their respective names in the applicable Pricing Agreement, and not joint.

9.       Termination.

         (a) The Representatives may terminate the applicable Pricing Agreement, by notice to the Company, at any time at or prior to the Closing Date, if (i) there has been, since the Representation Date or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) any of the ratings accorded any of the Company's debt securities shall have been downgraded, or placed under surveillance or review, other than with positive implications, by any credit rating agency recognized by the Commission as a "nationally recognized statistical rating organization," or (iii) there has occurred any material adverse change in the financial markets in the United States or, if the Securities are denominated or payable in, or indexed to, one or more foreign or composite currencies, in the applicable international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iv)(A) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (B) trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (v) a banking moratorium has been declared by either Federal or New York authorities or, if the Securities include debt securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

         (b) If these Provisions or the applicable Pricing Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in
         Section 5 hereof, and provided further that Sections 3, 7, 8 and 9 shall survive such termination and remain in full force and effect.

         10.      Notices:

                  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, at their addresses furnished to the Company in the Pricing Agreement for the purpose of communications hereunder and, if to the Company, shall be sufficient in all respects if delivered or telefaxed to the Company at the offices of the Company at 2211 South 47th Street, Phoenix, Arizona 85034, Attention: Mr. Raymond Sadowski (fax no. (480) 643-7929).

         11.      Construction:

                  These Provisions and the Pricing Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in these Provisions have been inserted as a matter of convenience of reference and are not a part of these Provisions.

         12.      Parties at Interest:

                  The agreements set forth herein and in the Pricing Agreement have been and are made solely for the benefit of the Underwriters and the Company and the controlling persons, directors and officers referred to in Sections 7 and 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of these Provisions or the Pricing Agreement.

         13.      Default of Underwriters:

                  If any Underwriter or Underwriters default in their obligations to purchase Securities under the Pricing Agreement and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Securities to be sold pursuant to the Pricing Agreement, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Pricing Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities to be sold pursuant to the Pricing Agreement with respect to which such default or defaults occur exceeds 10% of the total principal amount of Securities to be sold pursuant to the Pricing Agreement and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Pricing Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in these Provisions, the term "Underwriter" includes any person substituted for an Underwriter under this Section 13. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section 13 shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Securities set forth opposite their names in the Pricing Agreement as a result of delayed delivery contracts entered into by the Company.

                                                                       EXHIBIT A

COMPANY DETAILS:  AVNET, INC.
                                            Registered Agent: CT CORPORATION
                                                              SYSTEM
Domestic Jurisdiction        NEW YORK       Agent Address:    111 EIGHTH AVENUE
                                                              NEW YORK, NY 10011
LIST OF SERVICES

--------------  -----------  -----------------------  -----------------------------------
                   FILING
  JURISDICTION      DATE             SERVICE                   REGISTERED AGENT
--------------  -----------  -----------------------  -----------------------------------
--------------  -----------  -----------------------  -----------------------------------
Alabama         10-24-1984   Foreign Representation   The Corporation Company
--------------  -----------  -----------------------  -----------------------------------
Alaska          02-20-1990   Foreign Representation   CT Corporation System
--------------  -----------  -----------------------  -----------------------------------
Arizona         03-04-1987   Foreign Representation   CT Corporation System
--------------  -----------  -----------------------  -----------------------------------
Arkansas        01-10-1995   Foreign Representation   The Corporation Company
--------------  -----------  -----------------------  -----------------------------------
California      06-28-1968   Foreign Representation   CT Corporation System
--------------  -----------  -----------------------  -----------------------------------
Colorado        11-19-1979   Foreign Representation   The Corporation Company
--------------  -----------  -----------------------  -----------------------------------
Connecticut     07-16-1969   Foreign Representation   CT Corporation System
--------------  -----------  -----------------------  -----------------------------------
Florida         10-20-1980   Foreign Representation   CT Corporation System
--------------  -----------  -----------------------  -----------------------------------
Georgia         04-01-1969   Foreign Representation   CT Corporation System
--------------  -----------  -----------------------  -----------------------------------
Idaho           12-18-1996   Foreign Representation   CT Corporation System
--------------  -----------  -----------------------  -----------------------------------
Illinois        12-16-1964   Foreign Representation   CT Corporation System
--------------  -----------  -----------------------  -----------------------------------
Indiana         01-17-1980   Foreign Representation   CT Corporation System
--------------  -----------  -----------------------  -----------------------------------
Iowa            02-26-1990   Foreign Representation   CT Corporation System
--------------  -----------  -----------------------  -----------------------------------
Kansas          03-19-1969   Foreign Representation   The Corporation Company, Inc.
--------------  -----------  -----------------------  -----------------------------------
Kentucky        10-12-1984   Foreign Representation   CT Corporation System
--------------  -----------  -----------------------  -----------------------------------
Maryland        05-03-1967   Foreign Representation   The Corporation Trust Incorporated
--------------  -----------  -----------------------  -----------------------------------
Massachusetts   06-28-1968   Foreign Representation   The Secretary of the Commonwealth
--------------  -----------  -----------------------  -----------------------------------
Michigan        03-19-1968   Foreign Representation   The Corporation Company
--------------  -----------  -----------------------  -----------------------------------

----------------  -----------  -----------------------  ----------------------------------------
                    FILING
  JURISDICTION       DATE              SERVICE                     REGISTERED AGENT
----------------  -----------  -----------------------  ----------------------------------------
----------------  -----------  -----------------------  ----------------------------------------
                  1968
----------------  -----------  -----------------------  ----------------------------------------
Minnesota         05-09-1966   Foreign Representation   CT Corporation System
----------------  -----------  -----------------------  ----------------------------------------
Mississippi       04-25-1995   Foreign Representation   CT Corporation System
----------------  -----------  -----------------------  ----------------------------------------
Missouri          04-07-1969   Foreign Representation   CT Corporation System
----------------  -----------  -----------------------  ----------------------------------------
Nevada            10-21-1983   Foreign Representation   The Corporation Trust Company of Nevada
----------------  -----------  -----------------------  ----------------------------------------
New Hampshire     05-04-1990   Foreign Representation   CT Corporation System
----------------  -----------  -----------------------  ----------------------------------------
New Jersey        06-29-1966   Foreign Representation   The Corporation Trust Company
----------------  -----------  -----------------------  ----------------------------------------
New Mexico        03-07-1990   Foreign Representation   CT Corporation System
----------------  -----------  -----------------------  ----------------------------------------
New York          07-22-1955   Foreign Representation   CT Corporation System
----------------  -----------  -----------------------  ----------------------------------------
North Carolina    01-07-1985   Foreign Representation   CT Corporation System
----------------  -----------  -----------------------  ----------------------------------------
Ohio              05-23-1968   Foreign Representation   CT Corporation System
----------------  -----------  -----------------------  ----------------------------------------
Oklahoma          06-23-1986   Foreign Representation   The Corporation Company
----------------  -----------  -----------------------  ----------------------------------------
Oregon            06-30-1969   Foreign Representation   CT Corporation System
----------------  -----------  -----------------------  ----------------------------------------
Pennsylvania      01-05-1965   Foreign Representation   Registered Office
----------------  -----------  -----------------------  ----------------------------------------
Rhode Island      12-18-1995   Foreign Representation   CT Corporation System
----------------  -----------  -----------------------  ----------------------------------------
Tennessee         07-22-1955   Foreign Representation   CT Corporation System
----------------  -----------  -----------------------  ----------------------------------------
Texas             12-23-1968   Foreign Representation   CT Corporation System
----------------  -----------  -----------------------  ----------------------------------------
Utah              05-11-1989   Foreign Representation   CT Corporation System
----------------  -----------  -----------------------  ----------------------------------------
Washington        05-19-1986   Foreign Representation   CT Corporation System
----------------  -----------  -----------------------  ----------------------------------------
Wisconsin         03-30-1990   Foreign Representation   CT Corporation System
----------------  -----------  -----------------------  ----------------------------------------